UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) of THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.     )

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☑  Definitive Proxy Statement

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☐  Soliciting Material Pursuant to §240.14a-12

NEWPARK RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 18, 2014

Dear Fellow Stockholder:

At the request of the Board of Directors, you are cordially invited to attend the 2014 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Thursday, May 22, 2014, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. Both your Board of Directors and I hope you will be able to attend.

There are four items on this year’s agenda:

(1)	the election of seven directors to the Board of Directors;

(2)	an advisory vote to approve named executive officer compensation;

(3)	to consider and act upon a proposal to adopt the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan; and

(4)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2014.

These items are described fully in the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please promptly vote your shares by telephone, by the internet or, if the Proxy Statement was mailed to you, by marking, signing, dating and returning the proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.

Sincerely,

PAUL L. HOWES

President and Chief Executive Officer

NEWPARK RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

To the Stockholders of Newpark Resources, Inc.:

The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2014, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:

(1)	the election of seven directors to the Board of Directors;

(2)	an advisory vote to approve named executive officer compensation;

(3)	to consider and act upon a proposal to adopt the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan;

(4)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2014; and

(5)	to consider and act upon such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 11, 2014 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our executive offices, 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please promptly vote your shares by telephone, by the internet or by marking, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order that your vote be cast at the Annual Meeting.   The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.

The Woodlands, Texas
Dated: April 18, 2014	BY ORDER OF THE BOARD OF DIRECTORS
NEWPARK RESOURCES, INC.

Mark J. Airola
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

TABLE OF CONTENTS

GENERAL INFORMATION	1

RECORD DATE AND OUTSTANDING SHARES	1
NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING TO BE HELD ON MAY 22, 2014	1
VOTING INFORMATION	1
REVOCATION OF PROXIES	2
QUORUM	2
BENEFICIAL OWNERSHIP	2
ELECTION OF DIRECTORS	3
APPROVAL OF OTHER MATTERS	3
SOLICITATION OF PROXIES	3

PROPOSAL NO. 1 ELECTION OF DIRECTORS	4

NOMINEES AND VOTING	4

CORPORATE GOVERNANCE	6

GENERAL	6
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS	7
MAJORITY VOTE POLICY	7
STOCK OWNERSHIP GUIDELINES	8
CODE OF ETHICS	8
RELATED PERSON TRANSACTIONS AND PROCEDURE	9
DIRECTOR INDEPENDENCE	9
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS	10
BOARD LEADERSHIP AND RISK MANAGEMENT	10
COMMITTEES OF THE BOARD OF DIRECTORS	11
AUDIT COMMITTEE	11
COMPENSATION COMMITTEE	11
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	12
DIRECTOR NOMINATIONS	12
DIRECTOR QUALIFICATIONS	13
STOCKHOLDER COMMUNICATION WITH BOARD MEMBERS	15
DIRECTOR ATTENDANCE AT ANNUAL MEETING	15

EXECUTIVE OFFICERS	16

OWNERSHIP OF COMMON STOCK	17

CERTAIN BENEFICIAL OWNERS	17
OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	19

COMPENSATION DISCUSSION AND ANALYSIS	20

INTRODUCTION	20
EXECUTIVE SUMMARY	20
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES	22
ALIGNMENT OF PAY AND PERFORMANCE	27
CONSIDERATION OF ADVISORY SAY ON PAY VOTING RESULTS	31
THE PROCESS OF MANAGING OUR EXECUTIVE COMPENSATION PROGRAMS	31
ELEMENTS OF EXECUTIVE COMPENSATION	36
DIRECT COMPENSATION	36

NON-EQUITY INCENTIVE PLAN WEIGHTING FOR 2013	40

i

NON-EQUITY INCENTIVE PLAN WEIGHTING FOR 2014	41

INDIRECT COMPENSATION	43
EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS	44
TAX AND ACCOUNTING IMPLICATIONS	49
OTHER TAX IMPLICATIONS	50
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	50

COMPENSATION COMMITTEE REPORT	50

EXECUTIVE COMPENSATION	51

SUMMARY COMPENSATION TABLE	51

GRANTS OF PLAN-BASED AWARDS IN 2013	52

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	53

OPTION EXERCISES AND STOCK VESTED	54

RISK ASSESSMENT OF COMPENSATION PROGRAMS	55
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS	55
POTENTIAL PAYMENTS UPON CHANGE IN CONTROL	55
RETIREMENT, DISABILITY AND DEATH	60

DIRECTOR COMPENSATION	60

COMPENSATION OF DIRECTORS	61

EQUITY COMPENSATION PLAN INFORMATION	62

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	62

PROPOSAL NO. 3 ADOPTION OF THE NEWPARK RESOURCES, INC. 2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN	63

INTRODUCTION	63
PRINCIPAL FEATURES OF THE 2014 DIRECTOR PLAN	64
FEDERAL INCOME TAX TREATMENT OF AWARDS UNDER THE 2014 DIRECTOR PLAN	66
NEW PLAN BENEFITS	67

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	67

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	67
PRE-APPROVAL POLICIES REGARDING AUDIT AND NON-AUDIT FEES	68

AUDIT COMMITTEE REPORT	69

STOCKHOLDER PROPOSALS	70

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	70

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	71

OTHER MATTERS	71

NEWPARK RESOURCES, INC.

2700 Research Forest Drive, Suite 100

The Woodlands, Texas 77381

PROXY STATEMENT

APRIL 18, 2014

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380 on Thursday, May 22, 2014, at 10:00 a.m., Central Daylight Time, and any postponements or adjournments of the Annual Meeting.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on April 11, 2014 are entitled to receive notice of and to vote at the Annual Meeting. On that date, we had outstanding 85,587,780 shares of common stock, each of which is entitled to one vote upon each proposal presented at the Annual Meeting.

Notice Regarding the Availability of Proxy Materials for Annual Meeting to be Held on May 22, 2014

Our proxy materials relating to our Annual Meeting, consisting of the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy and our Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

For the date, time and location of the Annual Meeting and the matters to be voted upon at the Annual Meeting, please see the “Notice of Annual Meeting of Stockholders” above. For our Board of Director’s recommendation regarding these matters, please refer to those matters in this Proxy Statement. The Annual Report to Stockholders is not to be considered as part of the proxy solicitation material or as having been incorporated by reference.

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail full sets of proxy materials to the company’s stockholders. This year, we chose to mail full packages of proxy materials to our stockholders and expect to commence distribution of our proxy materials to our stockholders on or about April 18, 2014. However, in the future we may once again take advantage of the notice and access distribution option. If, in the future, we choose to send such notices of internet availability, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the internet. They will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by making such request via the internet, email or by telephone. A request to receive proxy materials in printed form or electronically by email will remain in effect until the request is terminated by the stockholder.

Voting Information

Stockholders of record may vote in person at the Annual Meeting or by proxy. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet, by telephone or by delivering your proxy through the mail by following the instructions included in the enclosed proxy card. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.

Revocation of Proxies

Any stockholder giving a proxy may revoke the proxy before it is voted by notifying our Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date to our Corporate Secretary, by voting again via the internet or telephone, or by attending the Annual Meeting and expressing a desire to vote in person. If you are a beneficial owner and wish to change your vote, you must contact the bank, broker or other holder of record that holds your shares prior to the Annual Meeting to assist you with this process. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card.   If no choice is specified, proxies will be voted:

●     “FOR” the election of the directors nominated by the Board of Directors;

●     “FOR” the approval of the compensation of our named executed officers as disclosed in this proxy statement;

●     “FOR” the adoption of the Company’s 2014 Non-Employee Directors’ Restricted Stock Plan; and

●     “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2014.

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Management is not currently aware of, nor does it intend to present at the Annual Meeting, any such other matters.

Your cooperation in promptly voting your shares via internet, telephone or, by returning the enclosed proxy will reduce our expenses and enable our management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

Quorum

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

Beneficial Ownership

A “broker non-vote” occurs on an item of business at a meeting of stockholders when shares held by a nominee for a beneficial owner are present or represented at the meeting, but the nominee does not have voting power for that particular item of business and has not received instructions from the beneficial owner. Your nominee does not have authority to vote your shares with respect to the following agenda items unless the nominee has received explicit instructions from you:

●	election of seven directors;

●	the advisory vote to approve executive compensation at the Annual Meeting; and

●	the adoption of the Company’s 2014 Non-Employee Directors’ Restricted Stock Plan.

Therefore, if the nominee does not receive voting instructions from you with respect to such items, the nominee will not be able to vote your shares on those items, and, consequently, your shares will be considered a “broker non-vote” with respect to those proposals. However, a nominee who holds your shares in its name is permitted to vote your shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm even if the nominee does not receive voting instructions from you.

Election of Directors

A plurality vote is required for the election of directors. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withheld” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker non-votes will not be considered in the vote totals and will have no effect on the election of the directors. However, as described in greater detail in the “Corporate Governance” section of this proxy under the heading “Corporate Governance Guidelines and Code of Ethics,” our Board of Directors has adopted a majority vote policy which applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his election than votes “for” his election is required to tender his resignation to the Chairman of the Board. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our majority vote policy will apply to that individual.

Approval of Other Matters

Each matter submitted to a vote of the stockholders, other than the election of directors, requires the affirmative vote of a majority of the shares having voting power on such matter present or represented at the Annual Meeting. Abstentions will be considered as present at the Annual Meeting and included in the vote totals on these other proposals presented to the stockholders and will have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

In addition to the vote required by our bylaws described above, under the New York Stock Exchange (“NYSE”) rules, approval of the adoption of the Company’s 2014 Non-Employee Directors’ Restricted Stock Plan requires approval of a majority of votes cast on the proposal.  The NYSE takes the position that a broker non-vote is not a “vote cast.” Accordingly, broker non-votes will have no effect on the outcome of the vote on this matter. However, abstentions will be counted by the NYSE as a vote cast and will be treated as a vote against the adoption of the Company’s 2014 Non-Employee Directors’ Restricted Stock Plan.

Solicitation of Proxies

The cost of preparing, printing and delivering this Proxy Statement, the Notice of Annual Meeting and the form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this distribution, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees and Voting

Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been elected. The Board of Directors has nominated for election as directors the seven persons named below based on the recommendation of the Nominating and Corporate Governance Committee. All nominees are incumbent directors. Mr. Jerry W. Box is currently serving as a member of the Board and in the position as Chairman of the Board; however, in accordance with the Board’s mandatory retirement policy, he will not stand for re-election to the Board. Mr. Box will continue to serve as a member of the Board of Directors until his term expires at the 2014 Annual Meeting. The size of the Board will be reduced from eight to seven members following Mr. Box’s departure. As a result the number of Directors following the 2014 Annual Meeting will be set at seven. Proxies cannot be voted for more than seven nominees for election to the Board of Directors.

 The Board of Directors recommends that the stockholders vote “FOR” the election of these nominees. Unless directed otherwise, the persons named in the enclosed proxy intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the persons named in the enclosed proxy will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be reduced.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

 The following table sets forth certain information as of March 31, 2014, with respect to the Board’s nominees:

Name of Nominee	Age	Director Since

Gary L. Warren	64	2005
Paul L. Howes	58	2006
David C. Anderson	72	2006
James W. McFarland, Ph.D.	68	2006
G. Stephen Finley	63	2007
Anthony J. Best	64	2014
Roderick A. Larson	47	2014

* Jerry W. Box, who is currently serving as Chairman of the Board, in accordance with our mandatory retirement policy, has not been nominated for re-election.

Business Experience of Director Nominees

Gary L. Warren joined our Board of Directors in December 2005. Mr. Warren is currently Chairman of the Nominating and Corporate Governance Committee and is also a member of the Audit Committee and Compensation Committee. From October 1999 until his retirement in September 2005, Mr. Warren served as President of the Drilling and Well Services Division and Senior Vice President of Weatherford International Ltd., a provider of mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. From June 2006 until September 2008, Mr. Warren served as a director of Horizon North Logistics Inc., a Canadian-based publicly-traded service company which provides a diverse mix of products and services to the oil and gas, mining, forestry and pipeline industries focused primarily on Canada’s northern frontiers and Northwest Territory. Mr. Warren served on Horizon’s Compensation, Audit and Nominating and Corporate Governance Committees until September 2008. Mr. Warren also served as a director on the board of ZCL Composites Inc. from December 2007 until May 2008. ZCL is a Canadian-based publicly-traded fiberglass and composite tank manufacturing company serving the oil and gas, petrochemical and water industries in the United States and Canada, as well as several international locations. From May 2009 until June 2011, Mr. Warren served as a director of Trican Well Service Ltd, a Calgary-based, publicly-traded company that provides pressure pumping and related oil field services in Canada, the United States, Russia and many other international locations. Mr. Warren was a member of Trican’s Compensation Committee and Nominating and Corporate Governance Committee.

Paul L. Howes joined our Board of Directors and was appointed as our Chief Executive Officer in March 2006. In June 2006, Mr. Howes was also appointed as our President. Mr. Howes’ career has included experience in the defense industry, chemicals and plastics manufacturing, and the packaging industry. Following the sale of his former company in October 2005 until he joined our Board of Directors in March 2006, Mr. Howes was working privately as an inventor and engaging in consulting and private investing activities. From December 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America.

David C. Anderson joined our Board of Directors in September 2006. Mr. Anderson is currently Chairman of the Compensation Committee and serves as a member of the Nominating and Corporate Governance Committee and Audit Committee. Mr. Anderson also currently serves on the Board of Directors of Lucas Group, a privately-held executive search firm. Since 2003, Mr. Anderson has been the Chief Executive Officer of Anderson Partners, a firm he formed which provides senior-level executive search and related management consulting services to corporations and private equity, venture capital and professional services firms. Prior to this, from 1992 to 2003, he served in various management positions for Heidrick & Struggles, Inc., also an executive search firm, including President and Chief Executive Officer of executive search, and President and Chief Operating Officer for the company as a whole. At Heidrick & Struggles, he participated in the development of the strategy to merge the domestic operations with the international business unit leading to a successful initial public offering. Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, continuing as a director after the public offering through 2002.

James W. McFarland, Ph.D. joined our Board of Directors in November 2006. Dr. McFarland currently serves as a member of the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. Previously, Dr. McFarland served as Chairman of the Compensation Committee. Dr. McFarland is the Rolanette and Berdon Lawrence Distinguished Chair in Finance and the Freeman School Distinguished Chair in Business in the A. B. Freeman School of Business at Tulane University. Dr. McFarland has continuously served as a member of Tulane’s faculty since joining the university in 1988. He also serves as the Executive Director of the Tulane Energy Institute. Previously, Dr. McFarland was the Dean of the Freeman School from July 1, 1988 through June 30, 2005. Prior to joining the faculty at Tulane, he was the Dean of the College of Business Administration at the University of Houston. Dr. McFarland also has served on the faculties of Texas A&M University, the University of Louisiana-Lafayette, the University of Rhode Island, and the University of New Mexico. In addition to his academic appointments, he has worked as a researcher for the University of California Los Alamos National Laboratory and the Presidential Commission on the Nation’s Water Resources. From March 1995 until April 2011, Dr. McFarland served on the Board of Directors and the Compensation Committee of Stewart Enterprises, Inc., a publicly-traded company.

G. Stephen Finley joined our Board of Directors in June 2007. Mr. Finley currently serves as Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Finley served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Baker Hughes Incorporated from April 1999 until his retirement from that company in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. From June 2006 until June 2008, Mr. Finley served as a member of the board of directors of Ocean Rig ASA, which was a Norway-based drilling contractor that was listed on the Oslo, Norway stock exchange. He served on the Nominations and Governance Committee and as Chairman of the Audit Committee of Ocean Rig ASA. Since November 2006, Mr. Finley has served as a member of the board of directors, a member of the Audit Committee and Conflicts Committee and serves as Chairman of the Compensation Committee of Exterran GP, LLC, which is the general partner of Exterran, L.P., a publicly traded limited partnership which provides natural gas compression services and products. From December 2006 until November 2011, Mr. Finley served on the board of directors of a privately held company, Total Safety U.S., Inc., a global provider of integrated safety strategies and solutions for hazardous environments.  From April 2012 to the present, Mr. Finley has served on the board of Microseismic, Inc., a privately held oilfield services company that provides monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

Anthony J. Best joined our Board of Directors in March 2014. In June 2006 Mr. Best joined SM Energy Company in Denver as its President and Chief Operating Officer. He was named as Chief Executive Officer in February 2007 and is also currently a member of the Board of Directors. Between February 2003 and September 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a development and exploration company in Midland, Texas. From April 2000 until February 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations. From October 1979 until April 2000, Mr. Best served in varying roles of increasing responsibility at Atlantic Richfield Company, with his most recent position being President, ARCO Latin America.

Roderick A. Larson joined our Board of Directors in March 2014. Since May 2012, Mr. Larson has served as Chief Operating Officer of Oceaneering International, Inc. From August 1998 until May 2012, Mr. Larson held varying positions of increasing responsibility at Baker Hughes, Inc., most recently as President, Latin America. While at Baker Hughes, Inc., Mr. Larson served as Vice President, Operations for the Gulf of Mexico and Deepwater Business Development Manager. From 1990 until 1998, he served as operations manager and field engineer for Western Atlas, Inc. (which was acquired by Baker Hughes) in the United States and Venezuela.

No family relationships exist among any of our directors or executive officers.

Further information regarding the qualifications for each member of the Board of Directors can be found in the “Director Nominations” section of this proxy under the heading Director Qualifications.

CORPORATE GOVERNANCE

General

Under Delaware law, our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and direction and authorizes various types of transactions but is not involved in the details of day-to-day operations. Members of the Board of Directors keep informed of our business by participating in Board and committee meetings, by reviewing reports and other materials provided to them and through discussions with the Chief Executive Officer and other officers. All members of the Board of Directors, other than our President and Chief Executive Officer, Mr. Howes, satisfy the independence requirements of the NYSE.

Each director is elected to a one-year term. Our Board of Directors held eight (8) meetings during 2013 and took action by written consent one (1) time. Each director attended at least 75% of the meetings of the Board of Directors held while serving as a member of the Board of Directors and of each committee of which he was a member that was held during the time he was a member.

In March 2005, the Board of Directors chose to separate the roles of Chairman of the Board and Chief Executive Officer. In June 2007, the Board of Directors elected Mr. Box as non-executive Chairman of the Board of Directors. The Board intends to elect a new, non-executive Chairman following the 2014 Annual Meeting of Stockholders. The principal responsibilities of the non-executive Chairman of the Board are:

●	To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meets its obligations and responsibilities;

●	To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the governance quality of the Company and the Board;

●

To interact regularly with the Chief Executive Officer and his staff on major strategy issues, handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback from other Board members and acting as a “sounding board” for the Chief Executive Officer;

●	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the Chief Executive Officer’s performance at least annually; and

●	To lead the Board of Directors in the execution of its responsibilities to the stockholders.

Given the substantial overlap of the duties of a non-executive Chairman of the Board and a lead independent director, the Board of Directors determined there is no need at this time to designate a lead independent director. A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a charter adopted by the Board of Directors, a copy of which is available in the “Governance Documents” section under “Corporate Governance” on our website at www.newpark.com.  A description of the powers and duties of the Chairman of the Board also is set forth in our Amended and Restated Bylaws.

Corporate Governance Guidelines and Code of Ethics

Corporate Governance Guidelines

We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our Company. The Corporate Governance Guidelines conform to the NYSE corporate governance listing standards and SEC rules and address, among other matters, director qualifications, independence and responsibilities, majority vote principles, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance. The Corporate Governance Guidelines are available in the “Governance Documents” section under “Corporate Governance” on our website at www.newpark.com and are also available, without charge, upon request to our Corporate Secretary at Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Majority Vote Policy

Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. Under our Corporate Governance Guidelines, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his election than votes “for” his election must promptly tender his resignation to the Chairman of the Board unless he has previously submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been (i) a failure by that nominee to receive more votes “for” his election than votes “withheld” from his election in any uncontested election of directors and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his election than “for” his election, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where the consideration is his resignation. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Stock Ownership Guidelines

To encourage our non-employee directors to achieve and maintain an appropriate ownership interest in our Company, the Board of Directors approved stock ownership guidelines. Section 8 of the Corporate Governance Guidelines requires each of our non-employee directors to own shares of our common stock valued at five times his annual cash retainer. Non-employee directors who were serving on our Board of Directors on March 7, 2007 had five years from that date to obtain the required level of stock ownership. Non-employee directors elected to the Board of Directors after March 7, 2007 have five years from the date of election to reach the required level of stock ownership. In the event of an increase in the annual cash retainer or an increase in the ownership guidelines (such as occurred in 2011, increasing the ownership requirement from three times to five times the annual cash retainer), the non-employee directors will have five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines. As of December 31, 2013, each of our non-employee directors, other than the recently appointed Messrs. Best and Larson, satisfied the ownership guidelines, as shown in the table below:

	Stock Ownership Value Required at 5x Annual Cash Retainer	Stock Ownership Value at December 31, 2013(1)
David C. Anderson	$ 275,000	$ 1,452,687
Jerry W. Box	$ 650,000	$ 1,574,302
G. Stephen Finley	$ 275,000	$ 1,445,031
James W. McFarland, PhD	$ 275,000	$ 2,038,306
Gary L. Warren	$ 275,000	$ 1,601,156

(1)

Stock ownership value is calculated based on the number of shares owned by the director or members of his or her immediate family residing in the same household and time-based restricted stock held by the director, multiplied by the average closing price of a share of our common stock over the three-months prior to December 31, 2013, as reported by the NYSE.

Code of Ethics

The Board of Directors also has adopted a Code of Ethics for Senior Officers and Directors that applies to all of our directors, our principal executive officer, principal financial officer, principal accounting officer or controller, and other senior officers. The Code of Ethics contains policies and procedures applicable to our directors and supplements our Corporate Compliance and Business Ethics Manual which is applicable to all of our employees including our principal executive officer, principal financial officer, principal accounting officer and other senior officers. The purposes of the Code of Ethics, among other matters, are to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Code of Ethics promotes full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the SEC and in other public communications. The Code of Ethics also requires compliance with applicable governmental laws, rules and regulations including, without limitation, insider trading laws. The Code of Ethics further requires the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons and accountability for adherence to the Code of Ethics.

Any amendments to, or waivers of, the Code of Ethics with respect to our principal executive officer, principal financial officer or principal accounting officer or controller, or persons performing similar functions, will be disclosed in a Current Report on Form 8-K, which will be available on our website promptly following the date of the amendment or waiver.

Copies of our Code of Ethics for Senior Officers and Directors and our Corporate Compliance and Business Ethics Manual are available in the “Governance Documents” section under “Corporate Governance” on our website at www.newpark.com and are also available in print upon request from our Corporate Secretary.

Related Person Transactions and Procedure

In 2011, the Board of Directors adopted the Policy Regarding Covered Transactions with Related Persons which requires the approval or ratification by the Audit Committee of any Covered Transaction (as defined in the Policy Regarding Covered Transactions with Related Persons). A Covered Transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, including indebtedness and guarantees of indebtedness, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) we are a participant and (c) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The policy provides that any director, director nominee or executive officer must provide to the Chief Administrative Officer and Chair of the Audit Committee prior notification of all proposed terms of any Covered Transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the Covered Transaction, including if the terms and conditions of the transaction are generally available to third parties under similar terms or conditions, take into account the level of interest or relationship to the related person and the impact on a director’s independence, and either approve or disapprove the Covered Transaction. If the Audit Committee (or the Chairman of the Audit Committee pursuant to his delegated authority) is unable to provide advance approval of a Covered Transaction, the transaction will be considered at the next regularly scheduled meeting of the Audit Committee. At the next meeting, the Audit Committee will evaluate all options including, but not limited to, ratification, amendment or termination of the Covered Transaction. No director may participate in approval of a Covered Transaction for which he or she is a related party.

Director Independence

The Board of Directors has determined that Messrs. Anderson, Best, Box, Finley, Larson, and Warren and Dr. McFarland are “independent directors” as that term is defined in the listing standards of the NYSE. In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities of which he is an executive officer, partner, member, and/or significant stockholder. As part of this evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to our Company, and none of the express disqualifications contained in the NYSE rules apply to any of them. Based on this independence review and evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that all of our directors and nominees are independent, with the exception of Mr. Howes who is our President and Chief Executive Officer.

As disclosed in the biographical information above, Mr. Best currently serves as President and Chief Executive Officer of SM Energy Company, which is a customer of our drilling fluids business. In 2013, in the ordinary course of our business, we provided products and services valued at approximately $2.8 million to SM Energy Company. The Board of Directors determined that the relationship between our Company and SM Energy Company did not disqualify Mr. Best from being considered independent.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors to meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. Executive sessions were held as part of every regularly scheduled Board meeting in 2013 and were presided over by Mr. Box as our non-executive Chairman of the Board.

Interested parties may direct their concerns to the Chairman of the Board or to any other non-management director or directors by following the procedures set forth in the section below entitled “Stockholder Communication with Board Members.”

Board Leadership and Risk Management

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision on whether to combine or separate the Chairman and Chief Executive Officer (“CEO”) role is determined on the basis of what the Board considers to be best for our Company. Our current Board leadership structure separates the role of Chairman and CEO. The Board believes that part of an effective Board leadership structure is to have either an independent director as the Chairman or to designate a Lead Director. The Nominating and Corporate Governance Committee and the Board currently believe that the separation of the role of CEO and Chairman (who is an independent director) is appropriate because it provides, among other things, sufficient independence between the Board and management, Board member leadership by an independent director, and facilitates our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders. Mr. Box has served as Chairman of the Board since 2007. Mr. Box will be retiring from service as a director of the Company and as Chairman of the Board immediately following the 2014 Annual Meeting. With the pending retirement of Mr. Box, the Board will elect one of our independent directors as Chairman of the Board and therefore does not believe it is necessary to appoint a Lead Director. The independent directors meet regularly in executive sessions at which time only independent directors are present, and the Chairman of the Board chairs those sessions.

The Board, as a whole and through its committees, retains responsibility for overseeing our Company’s processes for assessing and managing risk, although it is management’s responsibility to manage risk on a day-to-day basis. The Board discharges its responsibility, in part, through regular inquiries from the Chairman of the Board to management, periodic communications from management to the Board of Directors of particular risks and events, and discussions during Board meetings with and without management of general and specific risks to the Company. The Board also delegates the oversight of certain specific risks to Committees of the Board. For example, the Board delegates to the Compensation Committee the assessment of our Company’s compensation plans with regard to whether such plans encourage the taking of inappropriate risks and delegates to the Audit Committee oversight of the risk assessment undertaken by management to develop the scope and coverage of reviews conducted by our internal audit function. Further discussion of the risk assessment is contained in the “Executive Compensation” section of this proxy under the heading “Risk Assessment of Compensation Programs.”

Board Orientation and Education

The Nominating and Corporate Governance Committee is responsible for establishing an orientation plan for new directors, along with the coordination and scheduling of educational opportunities for the Board. We recently added two new Board members, and they are in the process of completing the orientation program established by the Nominating and Corporate Governance Committee. The orientation program includes a review of our governance documents and policies, along with meetings with our executive leaders, and tours of key facilities. In addition, over the last several years, the Nominating and Corporate Governance Committee has coordinated training sessions from outside experts related to, among other things: risk assessment and management; director’s obligations in the context of mergers and acquisitions; industry-specific education (oil and gas geology related to shale formations; demonstrations of drilling fluids applications; etc.); and macro-economic trends in the U.S. and global economies.

Committees of the Board of Directors

The Board of Directors has established three standing committees. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of these committees operate under written charters approved by the Board of Directors. The Chairman of the Board attends all Committee meetings, but does not cast a vote therein. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, the Code of Ethics for Senior Officers and Directors and the charter of the Chairman of the Board, are available under the “Corporate Governance” section on our website at www.newpark.com. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:

Newpark Resources, Inc.

2700 Research Forest Drive, Suite 100

The Woodlands, Texas 77381

Attn: Corporate Secretary

Audit Committee

As of March 31, 2014, the members of the Audit Committee were G. Stephen Finley (Chairman), David C. Anderson, James W. McFarland, PhD and Gary L. Warren. The Board of Directors has determined that each of the members of the Audit Committee is independent and “financially literate” under applicable SEC rules and NYSE listing rules and is an “independent director” under applicable NYSE listing rules and a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors also has determined that Mr. Finley and Dr. McFarland are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee met nine (9) times during 2013 and did not take any action by unanimous written consent.

The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent registered public accounting firm. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditors’ qualifications and independence, our compliance with ethics policies and legal and regulatory requirements and to prepare the Audit Committee Report and disclosure required by the Audit Committee for inclusion in this proxy statement. The independent auditors report directly to the Audit Committee.

The specific responsibilities of the Audit Committee are set forth in the Committee’s charter, a copy of which is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Compensation Committee

As of March 31, 2014, the members of the Compensation Committee were David C. Anderson (Chairman), G. Stephen Finley, James W. McFarland, PhD and Gary L. Warren. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee met seven (7) times during 2013 and did not take any action by unanimous written consent.

The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Chief Executive Officer and other executive officers and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of all broadly based, cash-based and equity-based incentive compensation plans.

The Compensation Committee has the authority to retain compensation consultants to assist it in evaluating the compensation paid to our Chief Executive Officer and other executive officers. As noted in the “Compensation Discussion and Analysis” section of this proxy, for the 2013 fiscal year, the Compensation Committee retained Pearl Meyer & Partners to provide the Compensation Committee with advice and recommendations on the amount and form of executive and director compensation. Pearl Meyer did not advise management or provide any non-executive consulting services to the Company other than its work on behalf of the Compensation Committee, and it maintained no other economic relationship with the Company.

The specific responsibilities of the Compensation Committee are set forth in the Committee’s charter, a copy of which is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Nominating and Corporate Governance Committee

As of March 31, 2014, the members of the Nominating and Corporate Governance Committee were Gary L. Warren (Chairman), David C. Anderson, G. Stephen Finley and James W. McFarland, PhD. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” under applicable NYSE listing rules and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met four (4) times during 2013 and did not take any action by unanimous written consent.

The Nominating and Corporate Governance Committee assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices. The Nominating and Corporate Governance Committee also serves as the Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act and ensures compliance with the standards of the SEC for professional conduct for attorneys appearing and practicing before the SEC in the representation of our company.

The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in the Committee’s charter, a copy of which is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. Although we have not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the board, the charter of our Nominating and Corporate Governance Committee and our Corporate Governance Guidelines provide that diversity shall be one of the criteria considered for candidates. The Committee considers the term “diversity” to include a diversity of viewpoints, expertise and experience as well as gender, ethnicity and background. When analyzing director nominations and director vacancies, the Nominating and Corporate Governance Committee strives to recommend candidates for director positions who will create a Board that reflects diversity, including but not limited to background, experience, gender, ethnicity, and country of citizenship. The Nominating and Corporate Governance Committee seeks to identify prospective directors who will strengthen the Board of Directors and evaluates prospective directors, including incumbent directors, in accordance with the criteria set forth in our Corporate Governance Guidelines and other criteria as may be set by the Board of Directors or the Committee. Some of the principal criteria include whether the candidate (i) is of the highest integrity and character; (ii) has familiarity with our business and industry; (iii) has independence of thought and financial literacy; (iv) is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director; and (v) has the objectivity, ability and desire to represent the interests of the stockholders as a whole, free from any conflict of interest. Our Corporate Governance Guidelines include a director retirement age policy. Under that policy, any person who is 75 years of age or more shall not be eligible to be elected as a director, although any director reaching the age of 75 while in office may serve the remainder of his or her term until the next annual stockholders meeting.

As Mr. Box reached the age of 75 during 2013, and in anticipation of his departure from the Board pursuant to the mandatory retirement policy, the Nominating and Corporate Governance Committee engaged the search firm of Spencer Stuart to assist with the identification and recruitment of candidates for the Board. Candidates for the Board were screened based upon the criteria contained in the charter for the Nominating and Corporate Governance Committee (as discussed above), along with input from the Board regarding the skills needed in candidates to replace the attributes contributed to the Board by the experience of Mr. Box, and to enhance the Board’s oversight of our strategic plans. Following a comprehensive search by Spencer Stuart, Mr. Best and Mr. Larson were both identified as candidates meeting these criteria. Mr. Best and Mr. Larson were each appointed to the Board on March 10, 2013, and their names have been placed in nomination for election by the stockholders. The specific qualifications for Mr. Best and Larson are detailed in the section entitled “Director Qualifications” below.

Director Qualifications

Our Board members represent a desirable mix of diverse backgrounds, skills and experiences and they all share the personal attributes of effective directors described above. The Board monitors the effectiveness of this approach through the annual self-assessment process. Below are some of the specific experiences and skills of our directors:

Gary L. Warren

Mr. Warren’s experience as a senior executive for Weatherford International gave him an extensive background in the oil and gas services business. This experience provides our Board of Directors with insight into our customers, competitors and suppliers. With over 20 years of experience as an executive in the industry in which we compete (and much of it on a global basis), he has the ability to offer guidance and direction regarding our expansion in international markets. Mr. Warren also brings to our Company his knowledge in the areas of business and operations management.

David C. Anderson

As the former President and CEO, Executive Search for the international executive search firm Heidrick & Struggles and later as President and COO of the worldwide firm, Mr. Anderson has extensive experience with public company management as well as business strategy. Further, he gained valuable insight into executive compensation, recruitment, development and succession planning. Since joining the Board, Mr. Anderson served as Chairman of a Special Litigation Committee of our Board, providing him with experience in conducting internal investigations and risk assessment.

James W. McFarland, PhD

Dr. McFarland teaches and undertakes research in the areas of econometrics, energy and resource economics, international finance, statistics and strategy. His extensive work in these areas contributes to the Board of Directors a solid understanding of the energy industry, best practices in business management and expertise in financial analysis. Further, Dr. McFarland served on the Special Litigation Committee of our Board and another board on which he previously served, providing him with substantive experience in conducting internal investigations and internal controls. Dr. McFarland has also previously served on the Audit Committees of three (3) publicly-traded companies providing him with valuable experience in this area as well.

G. Stephen Finley

Mr. Finley has brought to the Board of Directors a deep understanding of both the oil and gas industry and the energy services business. Through his senior executive positions at Baker Hughes and with a major public accounting firm, Mr. Finley has extensive knowledge in the areas of accounting, auditing, and compliance, both of domestic and international businesses. Moreover, his knowledge of the energy services business provides the Board of Directors with a valuable resource in its assessment of our performance, opportunities, risks and strategy.

Paul L. Howes

Mr. Howes’ background includes a strong understanding of industrial and chemical manufacturing processes and practices, much of which is directly applicable to our products and services. Based on his experience in both larger and smaller companies, he offers leadership and insight into best management practices, employee development, compensation, marketing and operations. He also has previous experience with leading an executive team, in both domestic and international markets.

Roderick A. Larson

Mr. Larson brings to the Board of Directors over 24 years of experience in global oilfield services, which, in the past, included management responsibility for a drilling fluids business. Based upon his more recent experience and in his current position as COO for Oceaneering International, we expect him to provide valuable insight into our efforts to further penetrate the deepwater market, which is an important element of our global strategy. In addition, based on his experience at all levels of various organizations, Mr. Larson offers leadership and understanding of the operations and management of a large, global business.

Anthony J. Best

Mr. Best’s experience in upstream oil and gas exploration and production, in a variety of basins and geographies will provide our Board with further understanding of the needs of our customers. His senior management and executive level experience, along with his prior experience on the board of his current employer, SM Energy, will bring to the Board experience in finance and executive compensation matters, as well as perspective on management and operational matters.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement, including those eligibility requirements set forth in our Corporate Governance Guidelines. In order to nominate a director at the annual meeting, our bylaws require that a stockholder follow the procedures set forth in the bylaws. (Our bylaws are available under “Governance Documents” in the “Corporate Governance” section of our website at www.newpark.com.) In order to recommend a nominee for a director position, a stockholder must be entitled to vote in the election of directors and must provide notice in accordance with our bylaws. Stockholder nominations must be made pursuant to written notice delivered in accordance with the following instructions no later than ninety (90) days prior to the meeting; provided, that if the date of the meeting is not publicly announced more than one hundred (100) days prior to the meeting, such notice will be considered timely if properly delivered no later than the close of business on the tenth (10th) day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

●	name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

●	a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;

●	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;

●

for each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Exchange Act;

●	for each person nominated, a written consent to serve as a director, if elected; and

●	a statement whether such nominee, if elected, intends to deliver an irrevocable resignation in accordance with our Corporate Governance Guidelines.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

The stockholder making the recommendation also should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates for the 2015 Annual Meeting to the Nominating and Corporate Governance Committee by U.S. mail or overnight delivery at the following address: Chair, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who, upon election, would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors. In considering any candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into account the same factors as apply to all other prospective nominees.

Stockholder Communication with Board Members

The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

Director Attendance at Annual Meeting

We have a policy encouraging the attendance of all directors at annual meetings of stockholders, and we make all appropriate arrangements for directors that choose to attend. All of our directors attended the 2013 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

As of March 31, 2014, our executive officers, their ages and positions with us were as follows:

Name	Age	Title

Paul L. Howes	58	President and Chief Executive Officer
Gregg S. Piontek	43	Vice President, Chief Financial Officer and Chief Accounting Officer
Mark J. Airola	55	Senior Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Secretary
Bruce C. Smith	62	Executive Vice President and President of Fluids Systems
Jeffery L. Juergens	58	Vice President and President of Mats and Integrated Services
Lee Ann Kendrick	43	Vice President, Human Resources

A description of the business experience of Mr. Howes during the past five years can be found in the “Election of Directors” section of this proxy under the heading “Business Experience of Director Nominees.”

Gregg S. Piontek joined us in April 2007 as our Vice President, Controller and Chief Accounting Officer. He was appointed as our Chief Financial Officer in October 2011. Before joining us, Mr. Piontek served in various financial roles for Stewart & Stevenson Services, Inc. and Stewart & Stevenson, LLC from June 2001 through March 2007, including Divisional Controller, Assistant Corporate Controller, and as Vice President and Chief Accounting Officer. Prior to that, Mr. Piontek served in various financial roles at General Electric, CNH Global N.V. and Deloitte & Touche LLP.

Mark J. Airola joined us in October 2006 as our Vice President, General Counsel and Chief Administrative Officer and was appointed as our Secretary in December 2006 and Chief Compliance Officer in March 2007. He was named Senior Vice President in February 2011. Mr. Airola has practiced law for 29 years, primarily with large, publicly traded companies. Most recently, from September 1995 through September 2006, Mr. Airola was employed by BJ Services Company, a provider of pressure pumping and other oilfield services to the petroleum industry, serving initially as Assistant General Counsel and subsequently, in 2003, also being named as Chief Compliance Officer (and as an executive officer). From February 1988 to September 1995, Mr. Airola held the position of Senior Litigation Counsel at Cooper Industries, Inc., a global manufacturer of electrical products and tools, and had initial responsibility for managing environmental regulatory matters and litigation and subsequently managing the company’s commercial litigation.

Bruce C. Smith joined us in April 1998 as our Vice President, International. Since October 2000, he has served as President of Fluids Systems and Engineering. He also held the title of Vice President of our Company beginning in 2006 and he was named as Executive Vice President of our Company in March 2011. Prior to joining us, Mr. Smith was the Managing Director of the U.K. operations of M-I Swaco, a competitor of Newpark Drilling Fluids, where he was responsible for two business units, including their drilling fluids unit.

Jeffery L. Juergens joined us in October 2010 as President of Mats and Integrated Services and Environmental Services and he continued to serve as the President of Environmental Services until it was sold in March 2014. From February 2009 to March 2010, Mr. Juergens held the position of Chief Executive Officer of B&B Oilfield Services, an oilfield wellhead equipment supply company. Previously, from August 2007 to February 2009, he was at Omni Energy Services, where he held the position of General Manager for the company’s Seismic Drilling Division. From August 1997 to August 2007, Mr. Juergens served as Vice President of International Operations for SPS International, a wellbore cleanup tools and technology company, with responsibility for the development of operations in Canada and Latin America. Prior to that, Mr. Juergens held management positions with both BJ Services and Baker Hughes.

Lee Ann Kendrick joined us in January 2012 as Vice President, Human Resources. From January 2009 until December 2011, Ms. Kendrick held the position of Regional Human Resources Manager at Lloyd’s Register, where she was responsible for the implementation of Human Resources initiatives that supported the business and contributed to the development of strategy and business plans covering North America, South America and the Caribbean. Previously, from July 2002 until January 2009, Ms. Kendrick served as Human Resources Services Director for CGG Veritas, a seismic solutions oil and gas services company, where she had responsibility for all aspects of compensation, benefits, and immigration, as well as with working with senior executives and business managers in the areas of succession planning, talent assessment and development planning.

OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth information, as of the date indicated in the applicable Schedule 13G with respect to each stockholder identified as beneficially owning greater than 5% of our common stock, the number of outstanding shares of our common stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person.  Percentage ownership is based on 86,128,280 shares of common stock outstanding as of March 31, 2014.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

Wells Fargo & Company(1) 420 Montgomery Street A San Francisco, California 94104	9,534,476	11.1%

BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	7,888,992	9.2%

Dimensional Fund Advisors, LP(3) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	5,957,204	6.9%

Earnest Partners, LLC(4) 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	5,365,009	6.2%

The Vanguard Group(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,276,641	6.1%

Goldman Sachs Asset Management, L.P.(6) 200 West Street New York, New York 10282	4,574,868	5.3%

Oslo Asset Management ASA, OAM(7) Fjordalleen 16 0115 Oslo Norway	4,334,368	5.0%

(1)

Based solely on Amendment No. 10 to Schedule 13G filed with the SEC on February 13, 2014 by Wells Fargo & Company on its own behalf and on behalf of the following subsidiaries: (i) Wells Fargo Advisors Financial Network, LLC; (ii) Wells Fargo Advisors, LLC; (iii) Wells Capital Management Incorporated; (iv) Wells Fargo Funds Management, LLC; (v) Wells Fargo Bank, National Association; and (vi) Wells Fargo Securities, LLC.  According to the Schedule 13G/A, the aggregate beneficial ownership of 9,534,476 shares is on a consolidated basis and includes any beneficial ownership separately reported as follows: (i) Wells Fargo & Company has sole voting power with respect to 95,038 shares, shared voting power with respect to 9,378,534 shares and shared dispositive power with respect to 9,439,438 shares; (ii) Wells Capital Management Incorporated has shared voting power with respect to 1,971,237 shares and shared dispositive power with respect to 8,826,237 shares; and (iii) Wells Fargo Funds Management, LLC has shared voting power with respect to 6,893,168 shares and shared dispositive power with respect to 6,893,444 shares. The address for each of Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC is 525 Market Street, San Francisco, California 94105. Shares reported by Wells Fargo & Company are issuable upon the conversion of a note held by each of Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

(2)

Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2014 by BlackRock, Inc.  According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 7,605,379 shares and sole dispositive power with respect to 7,888,992 shares. According to Schedule 13G/A, all shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its wholly owned subsidiaries: (i) BlackRock Advisors (UK) Limited; (ii) BlackRock Advisors, LLC; (iii) BlackRock Asset Management Canada Limited; (iv) BlackRock Asset Management Ireland Limited; (v) BlackRock Fund Advisors; (vi) BlackRock Institutional Trust Company, N.A.; (vii) BlackRock Investment Management (Australia) Limited; (viii) BlackRock Investment Management (UK) Ltd; and (ix) BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G/A.

(3)

Based solely on Amendment No. 5 to Schedule 13G filed with the SEC on February 10, 2014, by Dimensional Fund Advisors LP. According to Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power over 5,715,353 shares and sole dispositive power over 5,957,204 shares. According to the Schedule 13G/A, Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess investment and/or voting power over the securities and may be deemed to be the beneficial owner of the shares. However, all securities reported in the Schedule 13G/A are owned by the Funds, therefore, Dimensional disclaims beneficial ownership of the securities.

(4)

Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2014 by EARNEST Partners, LLC.  According to the Schedule 13G/A, EARNEST Partners, LLC has sole voting power with respect to 2,165,363 shares, sole dispositive power with respect to 5,365,009 shares and shared voting power with respect to 761,691 shares.

(5)

Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group.  According to the Schedule 13G/A, The Vanguard Group has sole voting power with respect to 118,718 shares, sole dispositive power with respect to 5,165,023 shares and shared dispositive power with respect to 111,618 shares.  Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc, is the beneficial owner of 111,618 shares or .12% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts.  Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,100 shares or .00% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(6)

Based solely on Amendment No. 1 to Schedule 13G jointly filed with the SEC on February 13, 2014 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, “Goldman Sachs Asset Management”). According to the Schedule 13G/A, Goldman Sachs Asset Management has shared voting power with respect to 4,302,374 shares and shared dispositive power with respect to 4,574,868 shares.  In accordance with the SEC Release No. 34-39538 (January 12, 1998) (the “Release”), the filing reflects the securities beneficially owned by certain operating units (collectively, the “Goldman Sachs Reporting Units”) of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates (collectively, “GSG”).  The filing does not reflect securities, if any, beneficially owned by any operating units of GSG whose ownership of securities is disaggregated from that of the Goldman Sachs Reporting Units in accordance with the Release.  The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reports Units or their employees have voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.

(7)

Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on January 17, 2014 by Oslo Asset Management ASA, OAM. According to the Schedule 13 G/A, Oslo Asset Management ASA, OAM has sole voting power with respect to 4,334,368 shares and sole dispositive power with respect to 4,334,368 shares.

Ownership of Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 31, 2014, by (i) each current director and each nominee for director, (ii) each named executive officer identified in the Summary Compensation Table below, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares Beneficially Owned
Name	Number		Percent(1)

Paul L. Howes	1,247,219	(2)	1.44%
Mark J. Airola	614,039	(3)	*
Bruce C. Smith	476,574	(4)	*
Jeffery L. Juergens	287,472	(5)	*
Gregg S. Piontek	239,415	(6)	*
James W. McFarland, PhD	183,195	(7)	*
Jerry W. Box	126,045	(8)	*
Gary L. Warren	148,195	(9)	*
David C. Anderson	116,308	(10)	*
G. Stephen Finley	115,695	(11)	*
Anthony J. Best	−		*
Roderick A. Larson	−		*
All current directors and executive officers as a group (13 persons)	3,603,227	(12)	4.12%

*	Indicates ownership of less than 1%.
(1)

The percentage ownership is based on 86,128,280 shares of common stock outstanding as of March 31, 2014. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days of March 31, 2014 (or May 30, 2014).

(2)	Includes (i) 589,484 shares issuable upon exercise of options and (ii) as of May 30, 2014, 394,156 shares which remain subject to restricted stock awards.
(3)	Includes (i) 329,288 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 104,462 shares which remain subject to restricted stock awards.
(4)	Includes (i) 254,368 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 125,901 shares which remain subject to restricted stock awards.
(5)	Includes (i) 41,072 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 198,656 shares which remain subject to restricted stock awards.
(6)	Includes (i) 112,045 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 75,801 shares which remain subject to restricted stock awards.
(7)	Includes (i) 20,000 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 13,123 shares which remain subject to restricted stock awards.
(8)	Includes 14,873 shares which, as of May 30, 2014, remain subject to restricted stock awards.
(9)	Includes (i) 20,000 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 13,123 shares which remain subject to restricted stock awards.
(10)	Includes 13,123 shares which, as of May 30, 2014, remain subject to restricted stock awards.
(11)	Includes 13,123 shares which, as of May 30, 2014, remain subject to restricted stock awards.
(12)	Includes (i) 1,366,257 shares issuable upon the exercise of options and (ii) as of May 30, 2014, 1,008,638 shares which remain subject to restricted stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the compensation provided to our named executive officers and other members of senior management, including the principles and processes used in determining their compensation. We have provided an Executive Summary for 2013 followed by a more detailed analysis and specific information concerning compensation. The detailed discussion of our compensation addresses the following areas:

●

our executive compensation philosophy and how that philosophy is reflected in the key components of our executive compensation program, including an analysis of “realized pay” compared to the compensation reflected in the Summary Compensation Table;

●	the results of the “Say on Pay” vote from the 2013 Annual Meeting and how the Compensation Committee responded to the vote of (and other feedback from) our stockholders;

●

how we implement our executive compensation programs and the roles of our Compensation Committee, members of management, and the Compensation Committee’s independent consultants in establishing executive compensation;

●	the key elements of our executive compensation program and how our compensation was determined for 2013 for our Chief Executive Officer and our other named executive officers; and

●	the employment agreements with our executive officers and other significant policies and matters related to executive compensation.

Executive Summary

Our performance.  In 2013 we maintained our positive momentum, reaching a new milestone in revenue as a result of making significant progress implementing our strategic plan.  We believe our executive officers were instrumental in helping us achieve those results. Below are key highlights for 2013:

●

We continued to grow our Company.  Revenues for 2013 were $1.042 billion, an increase of more than 6% over 2012.  This growth was achieved despite the relatively modest activity levels of our customers in the U.S. In 2013, we were also successful in winning new work in our Fluids Systems segment (particularly outside of the U.S.) to provide the foundation for continued growth in the future. We were awarded major contracts in the Black Sea, Kuwait and Brazil, the impact of which will be realized in 2014 and beyond. In December 2013, we completed the acquisition of Terrafirma Roadways, a provider of temporary roadways and worksites based in the United Kingdom. We expect to use this acquisition as the catalyst for further growth of the Mats & Integrated Services business outside of the United States.

●	We provided superior returns to our stockholders. On a three-year (2011-2013) annualized total shareholder return basis, we performed in the 94th percentile of our peer group.

●	We maintained an excellent safety record. Our Total Recordable Incident Rate (TRIR) for 2013 was 1.03, significantly lower than the industry average.

●

We continued to invest in the future of our technology.  In our Fluids Systems segment, we continue to expand the use of the award winning water-based drilling fluid, EVOLUTION®, with revenues from this system increasing to $120 million in 2013, and expanding the offering of this fluid outside of the United States. We were also awarded a patent covering the EVOLUTION fluid system. In addition, we completed a new technology center for our fluids business which combines our laboratory, training center, engineering, technical staff and administrative staff under one roof.   In our Mats business, we announced a $40 million expansion to our manufacturing plant in Carencro, Louisiana in order to meet growing demand for the Dura-Base® Advanced Composite Mat.

●

We managed our portfolio to align with our strategic plan. Following the determination that further investment in the Environmental Services business was not consistent with our strategic plans, we commenced a sales process for this business. That process concluded in March 2014 with the sale of the Environmental Business for $100 million. Similarly, we determined that the completion services business in the Mid-Continent region did not fit within the strategic plan and completed a sale of that business in December 2013.

●

We managed our balance sheet to facilitate investment in future growth. By the end of 2013, we had no funds drawn on our $125 million credit facility and approximately $65 million in cash (mostly in countries outside of the U.S.) We began executing a $50 million stock re-purchase program authorized by our Board (subsequently increased to $100 million). When combined with the proceeds from the sale of the Environmental Services business (a 2014 event), we are in a solid position to make the investments needed to fuel future growth, while also being able to provide returns to our stockholders in form of stock repurchases.

Our efforts to improve governance and risk management.  In the last several years we have undertaken a number of changes in an effort to improve compensation governance and help ensure alignment with stockholder interests, including:

●	Stock ownership guidelines for officers and directors, including:
−	For our CEO, five times his base salary
−	For our Directors, five times their annual cash retainers

●	Balanced mix of short-term cash compensation and long-term equity compensation, with the majority of executive officer compensation in the form of long-term equity.

●	Mandatory deferral mechanism for short-term bonuses above certain levels of performance.

●	50% of long-term equity value for our executive officers is performance-based in the form of stock options and performance-based restricted stock units.

●	No excise tax gross-ups in executive officer severance agreements.

●	No single-trigger severance benefits for executive officers.

●	Prohibition on repricing of stock options.

●	Our Compensation Committee engages the services of an independent compensation advisor (Pearl Meyer & Partners).

Compensation-related Highlights for 2013.   Following are some of the key compensation-related decisions for 2013, all of which are discussed in greater detail in the remainder of this Compensation Discussion and Analysis:

●

We received 99% support from our stockholders in our annual advisory vote on our executive compensation program (“Say on Pay”). We discuss the responses to results from the stockholder vote in the section below entitled “Consideration of Advisory Say on Pay Voting Results.”

●

Named executive officer (“NEO”) base salaries were increased by an average of 8%, keeping their compensation at or near the market medians (i.e., within the market 50th percentile range) for their positions.

●

The Compensation Committee approved bonuses for our NEOs under our annual incentive plan that varied from 90% to 121% of target in recognition of 2013 performance.   These achievement levels reflect that the Fluids Systems segment failed to meet the targeted goals for the year, while the results in the Mats business exceeded the targets.  The bonuses earned by our NEOs for 2013 are consistent with our pay for performance philosophy.

●

We changed our mix of equity compensation to include performance-based restricted stock units. In June 2013 our Compensation Committee approved equity awards at each NEO’s target award level, with 50% of the total value provided in the form of time-based restricted stock, 25% in the form of time-based stock options and 25% in the form of performance-based restricted stock units based on total shareholder return (“TSR”) relative to a specified peer group over a three-year performance period.  For 2013, the Compensation Committee concluded that this mix provides an appropriate balance of market competitiveness, long-term performance incentive, and alignment of long-term compensation for the NEOs with the interests of our stockholders.   See the “Consideration of Advisory Say on Pay Voting Results” section below for a discussion regarding the changes for 2013 in equity awards for our NEOs.

●

Our NEOs achieved total direct compensation at 101% of target opportunity, exclusive of the special recognition equity grants to Messrs. Howes and Juergens described below. Total direct compensation is defined as the sum of base salary, annual incentive, and grant date value of equity incentive compensation.

Executive Compensation Philosophy and Objectives

We design the executive compensation program to attract, motivate and retain the executive talent that we need in order to implement our business strategy and to improve our long-term profitability and stockholder value. To this end, our executive compensation program is characterized by the following principal objectives:

●	Competitiveness: providing compensation programs and pay opportunities that are competitive with market practice;

●	Pay-for-performance: tying a majority of pay opportunities to achievement of short-term and long-term performance criteria;

●	Stockholder alignment: structuring pay programs to more closely align executive rewards with stockholder interests; and

●

Compensation governance and risk assessment: consistently review (and address, as appropriate) potential areas for compensation-related risk and provide for appropriate governance mechanisms and controls.

Competitiveness.  The Compensation Committee believes that the total compensation of our NEOs should be competitive with the market in which we compete for talent in order to enhance our ability to attract and retain the right caliber of executives.  The Compensation Committee considers the oilfield services industry to be the market in which we compete for executive talent and we use a combination of peer group and broader oilfield services data in order to assess the competitiveness of our compensation programs within that market. The Compensation Committee generally targets NEO compensation at the market median, with opportunities to earn above or below the market median in return for performance. However, target levels of individual pay are not based on a strict adherence to the market median but may vary from median levels based on a variety of considerations, including internal equity, individual performance, time in position, and availability of comparable market data.

Some of the challenges that we face in recruiting and retaining talented executive and senior managers, when compared with other companies in the oilfield services industry (including our peers and competitors), include:

●

The increase in activity levels in the oil and gas industry, and particularly in the United States as the result of the development of shale areas, has significantly increased competition for talented and experienced executives in this industry.   The competition for talent is not limited to our direct peers or competitors, but spans the entire upstream and midstream oil and gas marketplace and includes companies both smaller and significantly larger than us.

●

Our success has made our executives targets for energy-related companies (oilfield services and otherwise) looking to fill open positions.  Our executives regularly receive inquiries regarding their interest in jobs at other firms (in oilfield services and adjacent business).  Attracting and then retaining high performing individuals is critical to our success, and under the ongoing market conditions, we need to be creative in our approach to salaries, incentive targets and retention tools, which sometimes means compensating our executives at a level in excess of the market median.

●

We are more vulnerable to slow-downs in North American drilling activity levels than our larger competitors.   While each of our larger competitors has significant exposure to the North American market, they also have a greater percentage of their revenues originating from international markets and offer a wider scope of products and services, some of which are not as dependent on drilling rig activity as either our Fluids Systems segment or our Mats and Integrated Services business.  While we have continued to increase the percentage of our revenue originating outside of North America, we remain at a disadvantage when compared to our competition.  Again, this circumstance requires that we be creative in the compensation plans we adopt to recruit and retain key personnel.

Excluding special recognition grants for Mr. Howes and Mr. Juergens, total direct compensation for our NEOs in 2013 fell roughly 9% below the market median, or at roughly the 43rd percentile. The Compensation Committee continues to monitor the competiveness of our programs and to make adjustments to individual pay levels as appropriate in order to provide total direct compensation opportunities at our targeted level of the market (i.e., market median).

Pay-for-Performance.  In establishing targeted compensation levels, the Compensation Committee places a significant portion of each executive officer’s compensation at risk through the use of variable compensation, the majority of which is performance-based. Variable pay includes performance-based non-equity (cash) incentives for achievement of specified performance objectives on an annual basis, and equity incentive compensation whose long-term value depends upon our stock price (stock options and performance-based restricted stock units, in particular).

The table below summarizes the principal components of our pay-for-performance approach to our executive officer compensation. A more detailed description of each component of our NEOs’ pay can be found in the “Direct Compensation” section of this proxy under the heading “Elements of Executive Compensation.”

Components of NEO Total Direct Compensation
Component	Category	Pay-for-Performance Component
Base Salary	Fixed Pay	Annual Merit Adjustment Adjustments consider each individual’s experience, performance and contributions over time. Provides a competitive salary relative to our peer groups.
Annual Cash Incentive	Performance-Based (Variable)	Annual Performance Awards are based on achieving corporate and business unit financial goals on an annual basis, and can include individual objectives.
Equity Incentive	Performance-Based (Variable)

Multi-Year Stock Price Performance

Long-term incentive awards with multi-year vesting periods.

Realized value contingent upon long-term growth in stockholder value – particularly in the case of stock option awards.

Performance-based restricted stock units provide the opportunity to earn from zero to 150% of target at the end of the three-year performance period.

The Compensation Committee typically sets 60% to 90% of the executive officer’s target compensation as contingent, performance-based pay (both short-term and long-term performance). By placing particular emphasis on performance-based variable pay, we require that outstanding individual and corporate performance is achieved for an executive’s compensation to significantly exceed the median compensation levels (based on benchmarks discussed in greater detail below). During 2013, approximately 76% of actual compensation for our NEOs was delivered in the form of variable pay, exclusive of special recognition equity grants for Messrs. Howes and Juergens.

Summary of Realized Pay for 2013.  We believe it is important to keep in mind that, unlike short-term cash incentive compensation (which rewards executives for performance versus pre-determined goals in the previous year), we view equity incentive compensation as a forward-looking incentive.  We grant these awards not to recognize past performance, but to align the long-term interests of our executives with those of our stockholders and to provide an incentive which rewards executives over time for helping to drive future growth in stockholder value.  In particular, we view stock option grants as performance-based compensation because they only have value to the extent that our stock price appreciates after the date of grant.

Further to this view of equity incentive compensation, we have summarized below the realized compensation for our NEOs during 2013 in contrast to the compensation numbers presented in the Summary Compensation Table.  The following table represents supplemental information and is not intended to be a substitute for the information provided in the Summary Compensation Table on page 51, which has been prepared in accordance with the SEC’s disclosure rules.  In the table below we have included two measures of NEO total direct compensation for 2013.  Each measure includes 2013 actual cash compensation (2013 salary plus annual incentive earned for 2013 performance), but differs in how we include the equity component:

Measure of Total Direct Compensation	Components Included
	Base Salary	Annual Incentive	Stock Options	Restricted Stock	Performance Units
Summary Compensation Table total direct compensation	Actual 2013 Salary	Actual Bonus Earned for 2013 Performance	Grant date value of awards made during 2013	Grant date value of awards made during 2013	Grant date value of awards made during 2013
Realized total direct compensation	Same	Same	Value realized from option exercises during 2013	Value realized from stock vesting during 2013	Value realized from units vesting during 2013

	Measures of 2013 Total Compensation
NEOs at the End of 2013	Summary Compensation Table Total Direct Compensation	Realized Total Direct Compensation	Realized Total Direct as a Percent of Summary Compensation Table Total Direct
Paul L. Howes	$6,259,514	$3,072,509	49%
Gregg S. Piontek	$1,148,627	$1,228,538	107%
Jeffery L. Juergens	$1,390,672	$1,010,149	73%
Bruce C. Smith	$1,426,340	$2,547,815	179%
Mark J. Airola	$1,227,621	$1,353,761	110%
CUMULATIVE TOTALS	$11,452,774	$9,212,772	80%

2013 Realized Pay Compensation - CEO
(000's)
Thousands
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$3,718
PSU
$572
Restricted Stock
$1,144
Stock Options
$572
Annual Incentive
$715
Salary
$715
$6,260
PSU
$583
Restricted Stock
$3,710
Stock Options
$583
Annual Incentive
$684
Salary
$699
$3,073
Restricted Stock
$1,000
Stock Options
$689
Annual Incentive
$684
Salary
$699
Target TDC
Summary Compensation Table TDC
Realized TDC

2013 Realized Pay Comparison - Other NEOs
(000's)
Thousands
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$4,828
PSU
$638
Restricted Stock
$1,276
Stock Options
$638
Annual Incentive
$867
Salary
$1,410
$5,193
PSU
$650
Restricted Stock
$1,649
Stock Options
$650
Annual Incentive
$856
Salary
$1,388
$6,140
Restricted Stock
$2,666
Stock Options
$1,231
Annual Incentive
$856
Salary
$1,388
Target TDC
Summary Compensation Table TDC
Realized TDC

Realized TDC for 2013: ● 83% of Target TDC ● 49% of Summary Compensation Table TDC	Realized TDC for 2013: ● 127% of Target TDC ● 118% of Summary Compensation Table TDC

As shown in the table above, despite meaningful grants of equity incentives during 2013, the actual aggregate compensation realized by our NEOs during 2013 was 80% of their total compensation as reflected in the Summary Compensation Table for 2013.

Alignment of Pay and Performance

Absolute Alignment: Net Realizable Pay by Year vs. TSR. The chart and accompanying table below demonstrate the alignment of CEO "net realizable pay" with the Company’s TSR performance by year.  While similar, “net realizable pay” is calculated differently than “net realized pay,” which is described in the preceding section titled “Summary of Realized Pay for 2013.” Net realizable pay is the sum of:

●	Annual Cash Compensation: salary and annual incentive earned for each fiscal year

●	Net Realizable Equity Value, which is the sum of:

−	Realized equity value (Value realized upon exercise of options + Value realized upon vesting of restricted stock);

−	Change in Realizable Equity Value (Change in year-end “in the money” value of exercisable options + Change in year-end value of unvested restricted shares); and

−	Long-term Performance Unit Plan Payout for the performance period ending in the most recent fiscal year.

CEO Realizable Pay:  Well Aligned with Annual Performance

As shown, CEO realizable pay opportunities by year have been well aligned with the returns experienced by our stockholders, in large part because of the significant portion of CEO pay that is variable.

Relative Alignment: Realizable Pay as a Percent of Target vs. Performance against Peers.  In order to demonstrate the alignment of CEO pay relative to peers, we compared (i) CEO realizable pay as a percent of target total direct compensation for the three-year period from 2011 to 2013 to (ii) our performance relative to our peer group over the same period.

Components of Relative Alignment Review
	Target Total Direct Compensation (3 year cumulative)	Realizable Total Direct Compensation
Base salary	Actual salary paid in each year	Actual salary paid in each year
Annual Incentive	Target annual incentive opportunity	Actual cash bonus earned for each year
Stock Options	Grant date value of target annual award	In-the-money value of options granted during period - valued at 12/31/2013
Restricted Stock	Grant date value of target annual award	Value of all shares granted during period – at 12/31/2013
Performance Units	Grant date value of target award	Value of shares granted during period based on a probable payout – at 12/31/2013

The results of this review for pay opportunities granted to our CEO for the fiscal years 2011-2013 are presented in the chart below.

CEO Realizable Pay: Aligned With Realizable Performance Against Peers

As shown, CEO realizable pay for the period 2011 – 2013 was aligned with TSR performance relative to peers, although Mr. Howes’ realizable pay as a percentage of target fell on the very edge of the alignment fairway. Ideally, CEO realizable pay over any three year period would fall closer to the middle of this fairway. We believe that this outcome is due in large part to equity grants prior to 2013 which fell short of our targeted market median level, including grants during 2012 for Mr. Howes that were capped due to individual limits in our stock plan (which have subsequently been changed).

Stockholder Alignment.  We believe that the interests of our stockholders and executives should be aligned by ensuring that a portion of our executives’ compensation is directly determined by:

●	Earnings per share growth – through annual incentive opportunities; and

●	Appreciation in our stock price – through long-term (equity) incentive awards.

With realizable value tied to increased stockholder value, long-term (equity) incentives provide our executives with an opportunity to share in the value they create, which is consistent with our pay-for-performance philosophy. As noted in the table above, for 2013 (as in 2012) a very strong degree of alignment exists between realizable pay for our NEOs and the stockholder value represented by our performance versus the peer group.  During 2013, the Compensation Committee awarded equity incentives in the form of time-based restricted stock, time-based stock options and performance-based restricted stock units.  The grant date value of equity incentive awards can vary from year to year based upon considerations such as competitive market data, prior grants made to individuals, share availability and stockholder dilution.  Time-based awards typically vest over a three-year period.  As noted below in the section “Consideration of Advisory Say on Pay Voting Results” for 2013, the Compensation Committee allocated 25% of the long-term incentive valuation for the NEOs to performance-based restricted stock units, with the achievement criteria based on the Company’s TSR over a three-year performance period compared to the results of a specified peer group.  We believe the addition of the performance-based restricted stock units will lead to an even stronger alignment between pay and stockholder returns.

In support of our goal of stockholder alignment, the Compensation Committee implemented stock ownership guidelines for directors and executives in 2007, which were increased in 2011.  The current guideline levels of ownership are shown below:

Executive & Director Stock Ownership Guidelines

Title	Ownership Target

Chief Executive Officer	5x salary
Chief Legal Officer and Chief Financial Officer	3x salary
President of Fluids Systems	3x salary
Other Division Presidents	2x salary
Other Designated Officers/Executives	1x salary
Nonemployee Directors	5x retainer

Unvested time-based restricted shares are counted toward the satisfaction of these guidelines.  However, unexercised stock options and unearned performance-based restricted stock units do not count toward satisfaction of these guidelines.  In the event of an increase in the annual cash retainer or an increase in the ownership requirement (such as occurred in 2011), the executives and non-employee directors have five years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines.

Compensation governance and risk assessment.  A risk assessment of the executive compensation plans is undertaken as part of the annual procedures for the Compensation Committee. That process includes assessing:

●	Each aspect of the various components of direct compensation (salary, annual cash incentives, and equity plans); and

●	Metrics used for any performance-based plans.

The risks are assessed for each component and metric, along with consideration being given to alternative compensation approaches. To the extent that risks are identified, the Compensation Committee also considers whether the risks have or can be mitigated through various features of the compensation plans. Further discussion of the risk assessment is contained in the “Executive Compensation” section in this proxy under the heading “Risk Assessment of Compensation Programs.”

Consideration of Advisory Say on Pay Voting Results

The Company asks the stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Company’s proxy statement (commonly known as the “Say on Pay” advisory votes). While the Say on Pay votes are advisory votes and are not binding on the Company, the Compensation Committee strongly values the opinions of the stockholders as expressed in the Say on Pay votes. On an ongoing basis, the Compensation Committee:

●	Monitors the performance of the Company and its senior executives;

●	Makes business determinations concerning what performance goals the Compensation Committee believes are appropriate;

●	Determines what financial incentives are appropriate to incentivize the achievement of these goals; and

●	Designs and modifies the Company’s executive compensation programs as it deems appropriate and consistent with these determinations.

In making its determinations, the Compensation Committee is guided by its obligations to the Company’s stockholders and its business judgment concerning what is in the best interest of the stockholders.

For 2013, the Company’s stockholders voted 99.23% (excluding abstentions and broker non-votes) in favor of our executive compensation practices as disclosed in the Company’s proxy statement. In advance of the vote at the annual meeting, and otherwise throughout 2013, we have engaged in discussions with and received input from our stockholders regarding executive compensation.  Taking into consideration all of the input that we received, we took the following action during 2013:

Changes in Performance-based Long-Term Incentives:  While the Compensation Committee has considered options as “performance-based” long-term incentives, we have continued to look for ways to improve the alignment of compensation for our executives with the performance of the Company.  As a part of its regular review of long-term incentives, the Compensation Committee noted that an increasing number of the companies in our peer group issue long-term incentives (some settled in cash, others in equity) with vesting based on achieving specific performance criteria.  Consistent with this trend, and with feedback received from our stockholders in 2013, the Compensation Committee determined it would allocate 25% of the long-term incentive valuation for the NEOs to performance-based restricted stock units. These new awards will be earned based on TSR as compared to our peer group over a three-year performance period.  The Compensation Committee believes the use of this form of equity award will enhance an already strong alignment between pay and performance.

The Process of Managing our Executive Compensation Programs

Role of Compensation Committee.  The Compensation Committee of the Board of Directors currently consists of four independent non-employee directors, David C. Anderson (Chairman), G. Stephen Finley, James W. McFarland, PhD and Gary L. Warren. The non-executive Chairman of the Board, Jerry W. Box, attends the meetings of this Committee, but does not vote (except in connection with compensation decisions related to our CEO).

The Compensation Committee operates under a written charter adopted by the Board of Directors on June 11, 2003, and last revised on November 6, 2013. The Compensation Committee charter is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary. In addition to the more specific responsibilities set forth in its charter, the Compensation Committee:

●

Discharges the Board of Directors’ responsibilities with respect to all forms of compensation of our executive officers (although decisions regarding the compensation of the Chief Executive Officer require the participation of all of the independent directors of the Board);

●	Administers our equity incentive plans; and

●	Produces an annual compensation committee report for our proxy statement.

As part of its authority and responsibilities, our Compensation Committee establishes our overall compensation philosophy and reviews and approves our compensation programs. As further explained below, our Compensation Committee approves the specific compensation of our CEO (with the participation of all independent directors of the Board of Directors) and each of our other NEOs. The Compensation Committee reviews the Compensation Committee charter annually to determine if there are any additional compensation or benefits issues it may need to address and to verify that the Compensation Committee has met all its assigned responsibilities for the year. The Compensation Committee also undertakes a “self-evaluation” of its performance on an annual basis. This self-evaluation allows the committee members to assess areas for improvement in the compensation program and processes. The Compensation Committee establishes a calendar annually for specific compensation actions to address throughout the year.

Engagement of an Independent Advisor. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants.  For 2012 and 2013, the Compensation Committee retained the services of Pearl Meyer and Partners (“PM&P”) to act as the consultant for the Compensation Committee. The Compensation Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent and has no conflict of interest in providing executive compensation consulting services.  In making this determination, the Compensation Committee noted that during fiscal 2013:

●

PM&P did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and it its services were limited to executive compensation consulting.  Specifically, PM&P does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

●	Fees we paid to PM&P for 2013 were less than 1% of PM&P’s total revenue for the year;

●	PM&P maintains a conflicts policy, which was provided to the Compensation Committee with specific policies and procedures designed to ensure independence;

●	None of the PM&P consultants working on Company matters had any business or personal relationship with Committee members;

●	None of the PM&P consultants (or any consultants at PM&P) working on Company matters had any business or personal relationship with any executive officer of the Company; and

●	None of the PM&P consultants working on Company matters directly owned Company stock.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Role of executive officers and consultants.  While the Compensation Committee determines our overall compensation philosophy and sets the compensation of our CEO and other executive officers, it looks to its compensation consultants, our CEO as well as our CFO, Chief Administrative Officer and Vice President, Human Resources to make recommendations with respect to specific compensation decisions. Our Compensation Committee, without management present, regularly meets in executive session and with its compensation consultants to review executive compensation matters, including market and survey data as well as peer group information.

The CEO’s role in establishing compensation includes making recommendations to the Compensation Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the CEO). The CEO, CFO, Chief Administrative Officer, and Vice President, Human Resources, as invited guests, also participate in Compensation Committee meetings, from time to time, to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management or the compensation consultants may be asked to prepare information for any Compensation Committee meeting. Depending on the agenda for a particular meeting, these materials may include:

●	Reports on our strategic objectives;

●	Financial reports;

●	Reports on achievement of individual and corporate performance objectives;

●	Information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

●

Information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, early or normal retirement, or following a severance with or without a change in control; and

●	Information regarding all non-equity and equity incentive, health, welfare and retirement plans.

Compensation benchmarking relative to market.  The Compensation Committee believes that pay practices at other companies provide useful information in establishing compensation levels and recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Benchmarking and aligning base salaries become critical to a competitive compensation scheme because other elements of compensation are affected by changes in base salary.

Accordingly, the Compensation Committee compares compensation levels for the executive officers with compensation levels at companies in an industry peer group. For 2013, the compensation consultants analyzed the executive compensation data in proxy statements of a peer group consisting of publicly traded oilfield services companies comparable in size to us in annual revenues, market capitalization, enterprise value, and corporate assets. We review the peer group periodically, typically at the end of each calendar year, so that the composition of the peer group continues to include companies whose size and business models are comparable to ours and who are more likely to compete with us for executive talent.  We have also taken into account the peer groups utilized by third party proxy advisory services such as Glass-Lewis and ISS. The following companies were included in the peer group:

Basic Energy Services Inc.	C&J Energy Services, Inc.
Cal Dive International, Inc.	Carbo Ceramics, Inc.
Core Laboratories NV	Dresser-Rand Group Inc.
Dril-Quip, Inc.	Flotek Industries, Inc.
Helix Energy Solutions Group, Inc.	Key Energy Services, Inc.
Matrix Service Company	Oil States International, Inc.
Parker Drilling Company	Pioneer Energy Services Corp.
RPC, Inc.	Superior Energy Services, Inc.
Tesco Corporation	TETRA Technologies, Inc.
Willbros Group, Inc.

Lufkin Industries was removed from the peer group during 2013 following its acquisition by General Electric Company.

The compensation consultant assisted the Compensation Committee in reviewing the compensation paid to executive officers of the peer group of companies. The compensation consultant also provided the Compensation Committee with information regarding compensation programs and compensation levels for companies in the 25th, 50th and 75th percentiles of the compensation for positions similar to those of our executives as reflected in recent national salary survey data from:

●	Towers Watson’s Top Management Compensation Survey; and

●	William M. Mercer’s Energy Compensation Survey.

Where possible, survey results are adjusted to reflect our size, based on annual revenue, and industry. The peer group and survey data collectively will be referred to as market data throughout this proxy statement. The compensation consultant also provides advice on compensation trends and types of awards being used for equity incentive compensation.

Targeting market median. The Compensation Committee generally targets the market median for NEO target total direct compensation (i.e., compensation achievable upon attainment of target objectives). However, when determining individual pay levels, the Compensation Committee also considers individual factors, including historical compensation levels, results achieved, experience, potential future contribution, roles and responsibilities. In addition, the Compensation Committee reviews other factors, including competitive pay practices, the relative compensation levels among our executive officers, industry conditions, corporate performance, stockholder input, and the overall effectiveness of the compensation program in achieving desired performance levels.  Consequently, individual pay opportunities may vary from the targeted (i.e., market median) level.

Timing and process of compensation decisions.  During the first quarter of each year, many compensation decisions are made, but the process of establishing compensation continues throughout the year. After considering the recommendations of our CEO and other members of management, the market data, surveys and analysis provided by its compensation consultants and external market conditions in the first quarter of each year, the Compensation Committee generally adheres to the schedule below:

First Quarter	●	Consider changes to the executive base compensation for the current year;

	●	Review actual performance compared to goals established for cash incentive compensation in the previous year and approve any payments thereunder;

	●	Review performance relative to the targets for our equity incentive awards, if any, and approve any awards that may be issued;

	●	Set individual and company performance goals for cash incentive compensation for the current year;

	●	Consider preliminary plans for equity incentive grants for the current year; and

	●	Evaluate the performance of executive officers and begin preparation of this analysis for the stockholders (i.e., for the Compensation Discussion and Analysis).

Second Quarter	●	Consider and approve equity grants of options and restricted stock (performance-based or otherwise);

	●	Establish corporate performance objectives, if any, for executive officers under our equity incentive plans (may also be established in the first quarter); and

	●	Report its decisions and recommendations to the Board.

Third Quarter	●	No regularly scheduled tasks.

	●	Consider and address any compensation related issues that may arise.

Fourth Quarter	●	Review and approve the total compensation strategy to assure alignment with business strategy;

	●	Review the next year’s salary merit increase budget for all employees (final approval occurs as part of the Board’s budget approval process in the first quarter of the next year);

	●	Review the Compensation Committee’s performance and charter;

	●	Review “tally sheets” (summarizing the compensation for each executive) as part of the process for assessing executive compensation for compensation decisions;

	●	Review the composition of the peer group; and

	●	Engage in a risk assessment of our compensation plans, a process which is led by the compensation consultants.

On an as-needed basis, the Compensation Committee reviews and revises the compensation plans, including cash incentive, equity incentive, special benefit and incentive plans, and provisions of employment and change in control agreements for executives. The Compensation Committee proposes any revisions of the plans to the Board of Directors, which then considers the changes and approves them before the revisions take place (subject to stockholder approval, as applicable). In addition, the Compensation Committee reviews employee health, welfare and retirement plans for design, funding and fiduciary responsibilities on a periodic basis.

Elements of Executive Compensation

Direct Compensation

Base Salary.  We provide executive officers with a base salary to compensate them fairly for the services they render throughout the year. As with total compensation, base salaries of executive officers are designed to be generally competitive with executive salary levels at our peer group companies. The Compensation Committee considers comparable salary information from the market data that is provided by the compensation consultants as well as recommendations made by our CEO for our other executive officers. In addition, the Compensation Committee, in determining the base pay for our executive officers, considers each individual executive’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executive officers with higher levels of sustained performance over time and/or executive officers assuming greater responsibilities are paid correspondingly higher salaries.

We generally establish base salary compensation for our executive officers near the median of the compensation reflected in the market data. The actual percentiles of individual base salary for the NEOs for 2013 were between 87% and 104% of the market median.

Base salaries of executive officers for 2013 and 2014 were reviewed in February 2013 and 2014, respectively, by the Compensation Committee with approved increases typically effective April 1 of each year. The Compensation Committee evaluated the performance of our Company, the CEO (this evaluation was performed jointly with the independent directors) and the recommendations of the CEO regarding the other executive officers in addition to considering the individual factors listed above. The Compensation Committee also considered the conditions of the general economy and the energy services markets in particular.  On the basis of its review in February 2014, the Compensation Committee (along with the independent directors in the case of the CEO) approved the following changes to the base salaries of the NEOs for 2014.  Based upon the market data supplied, the Compensation Committee approved an increase of approximately 5% for the CEO, effective April 1, 2014.  With this increase, the CEO’s base salary is at or near the median of the market data.  The Compensation Committee also approved increases in the base salary of the other named executives of between 4% and 10.8%.

Executive/Title	2013 Annualized Salary	2014 Annualized Salary	Percent Increase
Paul L. Howes President and Chief Executive Officer	$715,000	$750,000	4.9%

Gregg S. Piontek Vice President, Chief Financial Officer and Chief Accounting Officer	$335,000	$368,500	10.0%

Jeffery L. Juergens Vice President of Newpark and President, Mats and Integrated Services	$325,000	$360,000	10.8%

Bruce C. Smith Executive Vice President of Newpark and President of Fluids Systems	$400,000	$416,000	4.0%

Mark J. Airola Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	$350,000	$385,000	10.0%

Annual Non-Equity (Cash) Incentive Compensation.  Under our Annual Cash Incentive Plan, executive officers are eligible to receive annual cash bonuses based on achieving corporate and business unit financial goals and individual objectives, consistent with our pay for performance philosophy. The specific performance measures are determined annually by the Compensation Committee. We intend for the plan to:

●	Hold executives responsible for delivering results that contribute to growth in stockholder value;

●	Provide a financial incentive to focus on specific performance targets;

●	Reward employees based on individual and company/business unit performance; and

●	Encourage employees to continually improve our performance.

Annual incentives are designed to be earned in the range of the market median when individual and corporate objectives are achieved at target and between the market median (i.e., within the market 50th percentile range) and the 75th percentiles when individual and corporate objectives are exceeded.  Similarly, the annual incentives are designed to earn below the market median (or even $0) when individual and corporate objectives are not achieved.

●	Target total cash opportunities (base salaries plus target annual incentive opportunities) for the NEOs at the beginning of 2013 were approximately 96% of the market median.

●

Actual total cash (salary plus actual annual incentive earned) for the NEOs was approximately 95% of the market median when taking into account awards earned for performance during 2013 at below target for most of our NEOs.

Note that when comparing the annual incentives for 2013, the market data available assumes performance at the target level and does not include estimates of what was actually anticipated to be paid for 2013 performance among the peer group. Annual cash incentive awards are linked to the achievement of company-wide and business unit quantitative performance goals and can include individual objectives and are designed to place a significant portion (50% - 80%) of total compensation at risk.

The annual cash incentive opportunity (expressed as a percentage of base salary) for each participant is based on his potential to affect operations and/or profitability. In 2013, the threshold, target and over-achievement cash incentive opportunities for the NEOs, expressed as a percentage of base salary are summarized in the table below (along with target award opportunities as approved by the Compensation Committee):

	Incentive Opportunity as a Percent of Salary
Name/Title	Threshold	Target	Over- Achievement
Paul L. Howes President and Chief Executive Officer	30%	100%	200%
Gregg S. Piontek Vice President, Chief Financial Officer and Chief Accounting Officer	19.5%	65%	130%
Jeffery L. Juergens Vice President of Newpark and President, Mats and Integrated Services	16.5%	55%	110%
Bruce C. Smith Executive Vice President of Newpark and President of Fluids Systems	19.5%	65%	130%
Mark J. Airola Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	18.0%	60%	120%

Target performance for 2013 was set based on budgeted financial objectives approved by the Board of Directors for the year. The Board then established several benchmark levels of performance in the plan to help guide determination of actual awards:

	Below Threshold	Threshold	Target	Over-Achievement	Super Over-Achievement
Percent of Goal Achieved	< 60% of goal achieved	60% of goal achieved	100% of goal achieved	130% of goal achieved	>130% of goal achieved
Percent of Target Bonus Opportunity Earned	0% of target earned	30% of target earned	100% of target earned	200% of target earned	> 200% of target earned

●

We included a “Super Over-Achievement” opportunity in our cash incentive plan for 2013 in order to provide continued incentives for performance beyond the “Over-Achievement.” However, any bonus attributable to performance at the super over-achievement level is subject to deferral over the following two years.

●

Total bonuses under this plan are also capped at $3 million per participant per year. Super over-achievement awards were to be calculated by extrapolating the incentive calculation using the slope of the curve between the target level and the over-achievement level.

●

As part of the process of establishing the slope between target and over-achievement (equally applicable to the super over-achievement level), a sensitivity analyses was utilized by the Compensation Committee to confirm that an appropriate percentage of the total and incremental profits generated from performance at the super over-achievement level were allocated to the stockholders (more than 90%, when taking into account all participants in the Annual Cash Incentive Plan, which includes the NEOs and approximately 60 other executives).

The diagram below presents this concept graphically.

2013 Annual Incentive Performance Payout Range.  The Compensation Committee looks at the current and prior year’s achievements prior to setting new performance targets each year. The Compensation Committee intends to set financial performance targets at levels which will challenge the executive officers to achieve. Performance measures and weights applicable to our NEOs in 2013 are presented in the table below:

Non-Equity Incentive Plan Weighting for 2013

	Performance Measure Weighting – Percent of Target Opportunity Contingent Upon Each Performance Measure
Metric	Paul L. Howes(1)	Gregg S. Piontek(1)	Jeffery L. Juergens(2)	Bruce C. Smith(3)	Mark J. Airola(1)
Company Financial Performance Objective —Earnings per share	65%	65%	20%	20%	65%

Division Financial Performance Objective — EBIT, Net of Capital Charge (4)			70%	50%

EVOLUTION Financial Performance Objective — Revenue				20%

Return on Net Capital Employed (RONCE)	25%	25%			25%

Discretionary	10%	10%	10%	10%	10%

Total	100%	100%	100%	100%	100%

(1)	Discretionary factors for Messrs. Howes, Piontek and Airola were (i) strategic plan implementation, (ii) talent management, (iii) Oracle implementation and (iv) safety.

(2)

Discretionary factors for Mr. Juergens were (i) design/approval of new manufacturing plant, (ii) new product development and new markets for our mats, (iii) seek alternatives uses for solids from our environmental services business and (v) safety.

(3)	Discretionary factors for Mr. Smith were (i) strategic plan implementation, (ii) global branding, (iii) Oracle implementation and (iv) safety.

(4)	The capital charge is calculated by multiplying the net capital employed at the business unit by the estimated cost of capital for the Company, established at 12% at the inception of 2013.

2013 Results.  The earnings per share achieved for 2013 were $0.69 as compared to the target of $0.74.  This level of performance was between the threshold and target levels, resulting in a payout at 88% of the target amount for this element of the annual cash incentive.  No adjustments were made to earnings for 2013.  For purposes of calculating the achievement levels, the full cost of the 2013 cash incentives were included.  Return on net capital employed for the Company as a whole was 9.25% for 2013 as compared to a target of 9.79%.  This level of performance was between the threshold and target levels, resulting in a payout at 90% of the target amount for this element of the annual cash incentive.

Earnings before interest and taxes, net of the capital charge for the Fluids Systems segment were ($794,000) versus a target of $2.929 million. This represented performance between the threshold and target levels, resulting in a payout at 92% of the target amount for this element of the annual cash incentive plan for Mr. Smith. Revenue on the EVOLUTION high performance water-based fluid system was $120 million for 2013, compared to the target of $160 million, producing a performance level between threshold and target, and a payout at 56% of the target for this element of the annual cash incentive.

Earnings before interest and taxes, net of the capital charge for the combined Mats and Integrated Services and Environmental Services segments were $48.360 million versus a target of $42.438 million.  This level of performance was between the target and over-achievement levels, resulting in a payout at 132% of the target amount for this element of the annual cash incentive for Mr. Juergens.

In addition, for 2013, 10% of the bonus opportunity was allocated to discretionary factors, and the Compensation Committee assessed the executives’ performance, on a cumulative basis, between the target and over-achievement levels for the metrics described in the table above.

For 2014, the following incentive plan targets and metrics apply:

Non-Equity Incentive Plan Weighting for 2014

	Performance Measure Weighting – Percent of Target Opportunity Contingent Upon Each Performance Measure
Metric	Paul L. Howes	Gregg S. Piontek	Jeffery L. Juergens	Bruce C. Smith	Mark J. Airola
Company Financial Performance Objective —Earnings per share	65%	65%	20%	20%	65%

Division Financial Performance Objective — EBIT, Netof Capital Charge			70%	50%

EVOLUTION Financial Performance Objective — Revenue				20%

Return on Net Capital Employed	25%	25%			25%

Discretionary	10%	10%	10%	10%	10%

Total	100%	100%	100%	100%	100%
Target Bonus Opportunity
As a percentage of base salary	100%	65%	65%	65%	65%

Equity Incentive Compensation.  We provide long-term incentive awards through regular grants of stock options, restricted stock and, beginning in 2013, performance-based restricted stock units to executive officers, senior managers and other key employees. Consistent with our compensation philosophy, stock option, restricted stock awards and performance-based restricted stock units provide these key employees with additional incentives to maximize stockholder value and provide a link between their interests and the interests of our stockholders.

●

Stock options have historically been granted each year as a component of long-term compensation with the size of the grants based on the executive officer’s responsibility level, base salary and performance. Our Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) provides for stock options to be issued with an exercise price equal to the market value of our common stock on the date of grant, so that optionees will benefit only if the price of our stock appreciates.   These awards have been structured to be earned, or vest, over a three-year period.

●

Restricted stock awards have been granted to NEOs since 2003 to further align the interests of executive officers and stockholders.  The Compensation Committee decides each year whether to include performance objectives in the awards and, if so, the appropriate targets.  The Compensation Committee believes restricted stock grants, including awards without performance criteria, provide value to an executive officer during periods of stock market volatility (encouraging executive retention) and facilitate the most direct long-term share ownership by our NEOs.  These awards have been structured to be earned, or vest, over a three-year period.

●

Performance-Based Restricted Stock Units were granted to NEOs in 2013 in the form of a relative TSR restricted stock unit. Taking into consideration input from our stockholders, along with the compensation practices of our peer group, the Compensation Committee elected to include these performance-based restricted stock units to further enhance linkage between the performance of our Company and the compensation of the executives. The TSR awards measures our Company’s share performance relative to a peer group of companies over a three-year period. These awards have been structured to be earned at the completion of a three-year period.

Our practice of regular annual grants provides for multi-year, overlapping grant periods, enhancing alignment with stockholders and encouraging stability and retention of our core executive team.

In determining appropriate awards, the Compensation Committee periodically reviews competitive market data, each executive’s past performance, ability to contribute to our future success and growth and time in the current job. The Compensation Committee also considers recommendations of the compensation consultants and CEO. The Compensation Committee also takes into account the risk of losing the executive to other employment opportunities. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to awarding equity compensation to our executive officers. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee considers the value of previous awards and grants (whether vested or not) as well as the likelihood of achieving performance goals in previous awards and grants in determining the current year’s awards and grants.

For 2013, the Compensation Committee chose to allocate 50% of the target long-term incentive valuation for the executive officers to time-based restricted stock, 25% allocated to time-based stock options and the remaining 25% to performance-based restricted stock units. The Compensation Committee considered the following in reaching this conclusion:

●

While we maintain that stock options, by their nature, are “performance-based” and aligned with our stockholders’ interests by requiring an increase in the stock price from the date of grant before any value is received by the executive, for 2013, the Compensation Committee felt that a performance-based long-term incentive would further enhance the link between executive pay and stockholder interests.

●	A review of our compensation structure showed that our program for 2013 was closely aligned with the compensation programs of the companies in our peer group.

●	Providing a program with a balanced mix of performance incentive, retention and stockholder alignment will achieve the desired results of continued success.

Individual equity incentives (as a multiple of base salary) are generally based on a range around the median of the equity incentives reflected in the market data. The individual total direct compensation (target total cash, plus all long-term incentive awards) for the current NEOs for 2013 were between 88% and 104% of the median for the compensation reflected in the combined market data for all named executives and the peer group.

Equity Incentive Compensation Decisions.  The following grants were made on June 6, 2013:

Executive	June 2013 Annual Restricted Stock Grant (# of shares)	June 2013 Annual Stock Option Grant (# of options)	June 2013 TSR Grant (# of shares at maximum payout)
Paul L. Howes	102,051	107,518	66,723
Gregg S. Piontek	26,895	28,336	17,584
Jeffery L. Juergens	22,468	23,672	14,689
Bruce C. Smith	34,790	36,654	22,746
Mark J. Airola	29,661	31,250	19,392

Special Recognition Awards. The Compensation Committee decided to grant special recognition awards in 2013 to Mr. Howes and Mr. Juergens. The awards were in recognition of past performance (execution of the Company’s strategic plans with regard to Mr. Howes and the financial performance of the Mats and Integrated Services business in the case of Mr. Juergens) along with reflecting the Compensation Committee’s desire to retain the services of these two executives in the context of an increasingly competitive market for proven oil and gas services industry leaders. Mr. Juergens received an award of 30,453 shares of restricted stock and Mr. Howes received an award of 200,000 shares of restricted stock, each in addition to the awards set forth above. These supplemental awards vest over a four year period, with one-half vesting on the second anniversary of the date of grant and the balance vesting on the fourth anniversary of the date of grant.

In administering the long-term incentive plan, the Compensation Committee is sensitive to the potential for dilution of future earnings per share.  In 2013, 497,658 stock options and 1,181,776 restricted stock awards, restricted stock units, and performance-based restricted stock units were granted to 170 executive officers and employees, or about 7.6% of total employees. The awards were approximately 1.9% of our outstanding shares at the time of grant. For further information regarding the awards to the named executive officers, see the 2013 Grants of Plan-Based Awards Table.

As a general proposition, the higher-level positions have greater emphasis on longer-term incentives. The size of long-term incentive awards will vary from year to year to reflect current year performance of our Company and/or the individual and current market trends. The Compensation Committee determines the award level for executive officers, if any, on an annual basis usually in the first or second quarter each year.

All equity awards to our employees, including executive officers, that have been granted, are reflected in our consolidated financial statements at fair value on the grant date in compliance with Accounting Standards Codification (ASC) Topic 718, “Stock Compensation,” which we refer to as ASC Topic 718.

Indirect Compensation

Employee benefits are designed to be competitive and to attract and retain employees. From time to time, the Compensation Committee reviews our benefit plans and recommends that the Board implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits.  We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefit plans provide the same terms to all similarly situated employees. These benefits include: medical, prescription drug, vision and dental coverage, life, accidental death and dismemberment and travel accident insurance, short and long-term disability insurance, an employee assistance plan, health savings accounts and flexible spending accounts. In addition, we pay the cost of an annual physical for each executive officer and executive officers have excess life insurance for which we pay the premiums. These costs are disclosed in the Summary Compensation Table.

Employee Stock Purchase Plan.  We offer an employee stock purchase plan allowing employees to purchase our common stock through payroll deductions under the 2008 Employee Stock Purchase Plan. Employees, including executive officers, can set aside up to 10% of their annual salary to purchase stock at 85% of the fair market value of the stock on the first or last day of each six month offering period, whichever is lower. In 2013 our stockholders approved an amendment to the 2008 Employee Stock Purchase Plan which increased the percentage discount of which an employee could purchase under this plan from 5% to 15%. Executive officers may not set aside more than $25,000 of their salary to purchase shares under this plan in any year.

401(k) Plan.  We offer a defined contribution 401(k) plan to our employees, including executive officers. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1% up to 50% of their base and cash incentive compensation. Our 401(k) plan allows us to make matching contributions and we made matching contributions under this plan of 100% on the first 3% of the employee’s compensation and 50% of the next 3% of the participant’s compensation. Employees are fully vested in employer contributions immediately. During 2013, an employee could contribute up to $17,500, and employees age 50 or older were allowed to make additional catch-up contributions to the plan up to $5,500.

Other Perquisites and Personal Benefits.  We do not offer any perquisites or other personal benefits with a value over $10,000 beyond those outlined below to any NEO.  Paul L. Howes receives an annual stipend of $20,000 for car allowance and memberships. Mark J. Airola is eligible for reimbursement of 50% of the initiation fee for a personal country club membership up to a maximum of $30,000, but has not accessed that benefit to date.  Mr. Airola, Jeffery L. Juergens, and Gregg S. Piontek each receive a car allowance of $1,300.00 per month.   Mr. Smith is provided a company vehicle, the personal use portion of which is included the Summary Compensation Table.

Employment Agreements for Named Executive Officers

Each NEO’s employment agreement was amended on two occasions in 2009. The first amendment reflected the reduction of the executive’s base salary by 10% effective April 1, 2009 and the second amendment extended the effective period of the reduction to March 31, 2010.

Employment Agreement with Paul L. Howes.  On March 22, 2006, Mr. Howes entered into an employment agreement with us under which he serves as CEO. This agreement was amended on June 7, 2006 to add a definition for Change in Control. The agreement was amended again on December 31, 2008 to extend the term until March 31, 2011 and make certain changes to the Change in Control provisions to comply with Section 409A of the Internal Revenue Code. As amended, the term of the employment agreement was through March 31, 2011, with automatic renewal thereafter for successive one-year periods ending on each March 31, unless Mr. Howes’ employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Howes is entitled to receive the following compensation and benefits:

●	Annual base salary of $715,000 (as adjusted effective April 1, 2013);

●

An opportunity (as adjusted for 2013) under our executive incentive compensation plan to earn a cash bonus of between 30% and 200% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

●	Eligibility to receive annual stock options and performance-based awards under our long-term incentive plans as determined in the discretion of the Compensation Committee;

●

Payment of one-half the initiation fee for membership in the country club of Mr. Howes’ choice and an annual stipend of $20,000 to be used by Mr. Howes in his discretion for monthly club dues, automobile costs, and similar expenses;

●	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Howes in the performance of his duties;

●	Four weeks of paid vacation;

●	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel; and

●	An annual medical examination.

Mr. Howes’ employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Howes’ election upon 30 days’ notice to us for “Good Reason” (as defined below) or Mr. Howes’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days’ notice given by us or Mr. Howes in advance of the expiration of the initial or any successive employment terms under Mr. Howes’ employment agreement.

As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Howes’ performance of his duties, (ii) a detrimental change in Mr. Howes’ duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Howes, (iv) diminution of Mr. Howes’ salary or benefits, (v) our failure to obtain the assumption of Mr. Howes’ employment agreement by any successor or assignee of ours or (vi) the relocation of Mr. Howes’ principal place of employment by more than 50 miles (other than to Houston, Texas).

As used in this agreement, “Cause” means (i) conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for an act constituting a felony; (ii) dishonesty, willful misconduct or gross neglect by Mr. Howes of his obligations under his employment agreement that results in material injury to us; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of ours; (iv) theft, embezzlement or other similar misappropriation of our funds or property; or (v) failure to follow our reasonable and lawful written instructions or policy with respect to the services to be rendered and the manner of rendering services by Mr. Howes.

In the event Mr. Howes terminates his employment with us for Good Reason or is terminated by us without Cause, Mr. Howes will be entitled to (i) an amount equal to two times the amount of his then current base salary; (ii) an amount equal to two times the target bonus under the 2010 Annual Cash Incentive Plan; (iii) full vesting of all time-based restricted stock and options granted as an inducement to employment; (iv) continuation of medical and dental health benefits for him and any eligible dependents until the earlier of (A) eligibility under another group health insurance plan or (B) 18 months following the date of termination; and (v) payment of outplacement services within the two-year period after termination not to exceed $20,000.

Mr. Howes’ Employment Agreement includes a change in control provision which is discussed in the “Executive Compensation” section of this proxy under the heading “Employment Agreements and Change in Control Agreements.”

Employment Agreement with Gregg S. Piontek.  On October 18, 2011, Mr. Piontek entered into an employment agreement with us under which he serves as Vice President and Chief Financial Officer. The term of the employment agreement is from November 1, 2011 through October 31, 2014, with automatic renewal thereafter for successive one-year periods, unless Mr. Piontek’s employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Piontek is entitled to receive the following compensation and benefits:

●	Annual base salary of $335,000 (as adjusted effective April 1, 2013);

●

An opportunity (as adjusted for 2013) under our executive incentive compensation plan to earn a cash bonus of between 19.5% and 130% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

●	Eligibility to receive annual stock options and performance-based awards under our long-term incentive plans as determined in the discretion of the Compensation Committee;

●	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Piontek;

●	Car allowance;

●	Four weeks of paid vacation;

●	Life insurance equal to three times the executive’s base salary; and

●	Participation in the health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Piontek’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Piontek’s election upon 30 days’ notice to us for “Good Reason” (as defined below) or Mr. Piontek’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days’ notice given by us or Mr. Piontek in advance of the expiration of the initial or any successive employment terms under Mr. Piontek’s employment agreement. As used in this agreement, “Good Reason” means (i) a detrimental change in Mr. Piontek’s duties, responsibilities or status, (ii) our failure to comply with our obligations under our agreements with Mr. Piontek, (iii) diminution of Mr. Piontek’s salary or benefits, (iv) our failure to obtain the assumption of Mr. Piontek’s employment agreement by any successor or assignee of ours or (vi) the relocation of Mr. Piontek’s principal place of employment by more than 50 miles from The Woodlands, Texas.  As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ agreement.

In the event Mr. Piontek terminates his employment with us for Good Reason or is terminated by us without Cause, Mr. Piontek will be entitled to a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year. In addition, Mr. Piontek would receive (i) full vesting of all options and restricted stock granted as an inducement to employment, (ii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months) and (iii) payment of outplacement fees, within one year after termination, of up to $20,000.

Employment Agreement with Mark J. Airola.  On September 18, 2006, Mr. Airola entered into an employment agreement with us under which he serves as Senior Vice President, General Counsel and Chief Administrative Officer. The original term of the employment agreement was from October 2, 2006 through October 2, 2009, with automatic renewal thereafter for successive one-year periods, unless Mr. Airola’s employment is terminated by either party giving 60 days’ written notice. This agreement was amended on December 31, 2012 to address compliance with IRC Section 409A.  Under this employment agreement, Mr. Airola is entitled to receive the following compensation and benefits:

●	Annual base salary of $350,000 (as adjusted effective April 1, 2013);

●

An opportunity (as adjusted in 2013) under our executive incentive compensation plan to earn a cash bonus of between 18.0% and 120% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

●	Eligibility to receive annual stock options and performance-based awards under our long-term incentive plans as determined in the discretion of the Compensation Committee;

●	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Airola in the performance of his duties;

●	Eligibility for reimbursement of country club membership initiation fee of 50% up to $30,000;

●	Relocation expenses up to $50,000;

●	Car allowance;

●	Four weeks of paid vacation; and

●	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Airola’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Airola’s election upon 30 days’ notice to us for “Good Reason” (as defined below) or Mr. Airola’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days’ notice given by us or Mr. Airola in advance of the expiration of the initial or any successive employment terms under Mr. Airola’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Airola’s performance of his duties, (ii) a detrimental change in Mr. Airola’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Airola, (iv) diminution of Mr. Airola’s salary or benefits, (v) our failure to obtain the assumption of Mr. Airola’s employment agreement by any successor or assignee of ours or (vi) the relocation of Mr. Airola’s principal place of employment by more than 50 miles (other than to Houston, Texas). As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ agreement.

In the event Mr. Airola terminates his employment with us for Good Reason or is terminated by us without Cause, Mr. Airola will be entitled to a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year. In addition, Mr. Airola will receive (i) full vesting of all options and restricted stock granted as an inducement to employment, (ii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months) and (iii) payment of outplacement fees, within one year after termination, of up to $20,000.

Employment Agreement with Bruce C. Smith.  On April 20, 2007, Mr. Smith entered into an employment agreement with us under which he serves as our Executive Vice President and President of Fluids Systems and Engineering. The original term of the employment agreement was from April 20, 2007 through April 20, 2010, with automatic renewal thereafter for successive one-year periods, unless Mr. Smith’s employment is terminated by either party giving 60 days written notice. This agreement was amended on December 31, 2012 to address compliance with IRC Section 409A.  Under this employment agreement, Mr. Smith is entitled to receive the following compensation and benefits:

●	Annual base salary of $400,000 (as adjusted effective April 1, 2013);

●

An opportunity (as adjusted in 2013) under our executive incentive compensation plan to earn a cash bonus of between 19.5% and 130% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

●	Eligibility to receive annual stock options and performance-based awards under our long-term incentive plans as determined in the discretion of the Compensation Committee;

●	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Smith in the performance of his duties;

●	Car allowance;

●	Four weeks of paid vacation; and

●	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Smith’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Smith’s election upon 30 days’ notice to us for “Good Reason” (as defined below) or Mr. Smith’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days’ notice given by us or Mr. Smith in advance of the expiration of the initial or any successive employment terms under Mr. Smith’s employment agreement. As used in this agreement, “Good Reason” means (i) a detrimental change in Mr. Smith’s duties, responsibilities or status, (ii) our failure to comply with our obligations under our agreements with Mr. Smith, (iii) diminution of Mr. Smith’s salary or benefits, or (iv) requiring Mr. Smith to relocate more than 50 miles from Houston, Texas. As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ agreement.

In the event Mr. Smith terminates his employment with us for Good Reason or is terminated by us without Cause, Mr. Smith will be entitled to a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year. In addition, Mr. Smith will receive (i) full vesting of all options and restricted stock granted as an inducement to employment, (ii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months) and (iii) payment of outplacement fees, within one year after termination, of up to $20,000.

Employment Agreement with Jeffery L. Juergens.  On October 15, 2010, Mr. Juergens entered into an employment agreement with us under which he serves as Vice President and President of Mats and Integrated Services.  The initial term of the employment agreement is from October 18, 2010 through October 17, 2013, with automatic renewal thereafter for successive one-year periods, unless Mr. Juergens’ employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Juergens is entitled to receive the following compensation and benefits:

●	Annual base salary of $325,000 (as adjusted effective April 1, 2013);

●

An opportunity (as adjusted in 2013) under our executive incentive compensation plan to earn a cash bonus of between 16.5% and 110% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

●

As an inducement to accept employment with us, an award of 50,000 shares of time-based restricted stock, which vest over a four year period, 50% on the second anniversary of the Employment Agreement and the remaining 50% on the fourth anniversary of the Employment Agreement;

●	Eligibility to receive annual stock options and performance-based awards under our long-term incentive plans as determined in the discretion of the Compensation Committee;

●	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Juergens;

●	Car allowance;

●	Four weeks of paid vacation;

●	Life insurance equal to three times the executive’s base salary; and

●	Participation in the health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Juergens’ employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Juergens’ election upon 30 days’ notice to us for “Good Reason” (as defined below) or Mr. Juergens’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days’ notice given by us or Mr. Juergens in advance of the expiration of the initial or any successive employment terms under Mr. Juergens’ employment agreement. As used in this agreement, “Good Reason” means (i) a detrimental change in Mr. Juergens’ duties, responsibilities or status, (ii) our failure to comply with our obligations under our agreements with Mr. Juergens, (iii) diminution of Mr. Juergens’ salary or benefits, (iv) our failure to obtain the assumption of Mr. Juergens’ employment agreement by any successor or assignee of us or (v) requiring Mr. Juergens to relocate more than 50 miles from Lafayette, Louisiana. As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ agreement.

In the event Mr. Juergens terminates his employment with us for Good Reason or is terminated by us without Cause, Mr. Juergens will be entitled to a lump sum payment equal to his then current base salary plus target level annual bonus for the greater of the remaining initial term of the agreement or one year. In addition, Mr. Juergens will receive (i) full vesting of all options and restricted stock granted as an inducement to employment, (ii) continuation of medical and dental health benefits, and disability benefits for the greater of the initial term of the employment agreement or 12 months (with a maximum benefit of 18 months) and (iii) payment of outplacement fees, within one year after termination, of up to $20,000.

Tax and Accounting Implications

Accounting.  We account for equity compensation expenses for our employees under the rules of ASC Topic 718 which requires us to estimate and record an expense for each award of long-term incentive compensation over the life of its vesting period.

Tax Deductibility of Pay.  In conducting the compensation programs applicable to our executive officers, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or generally their three other most highly compensated corporate officers who are employed on the last day of a given year, unless that compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company’s stockholders.

Based on current interpretive authority, our ability to deduct compensation expense generated in connection with the exercise of options and performance-based restricted stock units granted under our stock incentive plan should qualify as performance-based compensation and should not be limited by Section 162(m). Our time-based restricted stock awards would not qualify as performance-based compensation under Section 162(m) and, therefore, will be subject to the deduction limit. To the extent the total of salary and other compensation for any of our applicable executive officers exceeds one million dollars in any year and does not qualify as performance-based compensation, the limitation on deductibility under Section 162(m) will apply. As a result, we have in the past and may from time to time in the future, pay compensation amounts to our executive officers that are not deductible.

Other Tax Implications

Section 409A of the Internal Revenue Code governs the taxation of certain types of “nonqualified deferred compensation.” Failure to comply with the requirements of Section 409A can result in adverse income tax consequences to our executives, including the accelerated income taxation of noncompliant compensation, the imposition of an additional 20% tax on such noncompliant compensation, and the imposition of interest on those taxes. We have taken precautions in the design of our employment agreements (including the severance and change in control provisions), as well as our 2006 Plan and 2010 Annual Cash Incentive Plan and all equity and incentive award agreements, to help ensure compliance with Section 409A and the regulations thereunder.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2013 were Mr. Anderson (Chairman), Mr. Finley, Dr. McFarland and Mr. Warren. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure under applicable SEC rules. Additionally, none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee of the Board of Directors

David C. Anderson (Chairman)

G. Stephen Finley

James W. McFarland, Ph.D.

Gary L. Warren

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for the fiscal years ended December 31, 2011, 2012 and 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)		All Other Compensation (3)	Total
Paul L. Howes	2013	$698,750	—	$4,293,602	$583,124	$684,038		$33,797	$6,293,311
President and Chief	2012	$638,750	—	$557,000	$577,100	$307,516		$33,572	$2,113,938
Executive Officer	2011	$591,250	—	$696,783	$696,710	$1,224,454	(4)	$33,347	$3,242,544

Gregg S. Piontek	2013	$326,250	—	$461,099	$153,680	$207,598		$30,145	$1,178,772
Vice President,	2012	$300,000	—	$239,995	$239,990	$88,263		$30,000	$898,248
Chief Financial Officer and Chief Accounting Officer	2011	$237,569	—	$430,522	$96,311	$255,127	(5)	$24,924	$1,044,453

Bruce C. Smith	2013	$397,500	—	$596,450	$198,793	$233,597		$32,740	$1,459,080
Executive Vice	2012	$386,250	—	$380,247	$380,234	$119,591		$32,883	$1,299,205
President and President of Fluids Systems and Engineering	2011	$365,513	—	$900,092	$235,553	$381,476	(6)	$32,658	$1,915,292

Jeffery L. Juergens	2013	$317,500	—	$733,273	$128,385	$211,514		$31,901	$1,422,573
Vice President and	2012	$291,250	—	$705,135	$169,615	$194,373		$33,268	$1,393,641
President of Mats and Integrated Services and Environmental Services	2011	$280,000	—	$610,236	$161,220	$340,376	(7)	$29,627	$1,421,459

Mark J. Airola	2013	$346,250	—	$508,511	$169,484	$203,376		$31,447	$1,259,068
Senior Vice	2012	$331,250	—	$259,623	$259,614	$106,317		$28,842	$985,646
President, General Counsel, Chief Administrative Officer and Secretary	2011	$312,760	—	$848,791	$184,255	$395,825	(8)	$28,617	$1,770,248

1)

Dollar amount reported reflects the aggregate fair value determined as of the date of award or grant, in each case calculated in accordance with ASC Topic 718. See Note 12, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2013, for the relevant assumptions used in the calculation of these amounts. The amount listed includes grant date fair value for the performance-based restricted stock units based on probable outcome of the underlying performance conditions. The maximum fair values of such awards at the grant date, assuming achievement of the highest level of performance are as follows: Mr. Howes - $874,739; Mr. Piontek - $230,526; Mr. Smith - $298,200; Mr. Juergens - $192,573; and Mr. Airola - $254,229.

(2)	Reflects amounts earned under our 2010 Annual Cash Incentive Plan which were awarded (subject to deferral as noted in footnotes 5 through 9 below) in 2011, 2012 and 2013.

(3)	The amount for “All Other Compensation” includes the following for 2013:

	Paul L. Howes	Gregg S. Piontek	Jeffery L. Juergens	Bruce C. Smith	Mark J. Airola
Physical	$—	$1,300	$—	—	$1,300
Life Insurance	$2,322	$1,020	$4,076	$3,564	$2,322
Car Allowance/Personal Use of Company Car	—	$15,600	$15,600	$18,153	$15,600
Annual Stipend in accordance with Employment Agreement	$20,000	—	—	—	—
Matching Contributions under 401(k)	$11,475	$11,475	$11,475	$10,523	$11,475
Matching Contribution for Health Savings Account	—	$750	$750	$500	$750

(4)

Includes $209,904 in incentive attributable to performance in 2011 at the super over-achievement level under the Annual Cash Incentive Plan, which is deferred for two years, half of which was paid in March 2013 and the remainder is to be paid in March 2014.

(5)

Includes $43,736 in incentive attributable to performance in 2011 at the super over-achievement level under the Annual Cash Incentive Plan, which is deferred for two years, half of which was paid in March 2013 and the remainder is to be paid in March 2014.

(6)

Includes $21,931 in incentive attributable to performance in 2011 at the super over-achievement level under the Annual Cash Incentive Plan, which is deferred for two years, half of which was paid in March 2013 and the remainder is to be paid in March 2014.

(7)

Includes $71,576 in incentive attributable to performance in 2011 at the super over-achievement level under the Annual Cash Incentive Plan, which is deferred for two years, half of which was paid in March 2013 and the remainder is to be paid in March 2014.

(8)

Includes $67,855 in incentive attributable to performance in 2011 at the super over-achievement level under the Annual Cash Incentive Plan, which is deferred for two years, half of which was paid in March 2013 and the remainder is to be paid in March 2014.

GRANTS OF PLAN-BASED AWARDS IN 2013

The following table sets forth certain information with respect to plan-based awards granted to the named executive officers identified in the Summary Compensation Table during 2013.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units		Underlying Options	of Option Awards	Option Awards(3)
Paul L. Howes	2/21/2013	$214,500	$715,000	$1,430,000	—	—	—	—		—	—	—
	6/6/2013	—	—	—	13,345	44,482	66,723	—		—	—	$583,159
	6/6/2013	—	—	—	—	—	—	102,051	(4)	—	—	$1,166,443
	6/6/2013	—	—	—	—	—	—	—		107,518	$11.43	$583,124
	11/6/2013	—	—	—	—	—	—	200,000	(5)	—	—	$2,544,000

Gregg S. Piontek	2/21/2013	$65,325	$217,750	$435,500	—	—	—	—		—	—	—
	6/6/2013	—	—	—	3,517	11,723	17,584	—		—	—	$153,689
	6/6/2013	—	—	—	—	—	—	26,895	(4)	—	—	$307,410
	6/6/2013	—	—	—	—	—	—	—		28,336	$11.43	$153,680

Bruce C. Smith	2/21/2013	$78,000	$260,000	$520,000	—	—	—	—		—	—	—
	6/6/2013	—	—	—	4,549	15,164	22,746	—		—	—	$198,800
	6/6/2013	—	—	—	—	—	—	34,790	(4)	—	—	$397,650
	6/6/2013	—	—	—	—	—	—	—		36,654	$11.43	$198,793

Jeffery L. Juergens	2/21/2013	$53,625	$178,750	$357,500	—	—	—	—		—	—	—
	6/6/2013	—	—	—	2,938	9,793	14,689	—		—	—	$128,386
	6/6/2013	—	—	—	—	—	—	22,468	(4)	—	—	$256,809
	6/6/2013	—	—	—	—	—	—	30,453	(5)	—	—	$348,078
	6/6/2013	—	—	—	—	—	—	—		23,672	$11.43	$128,385

Mark J. Airola	2/21/2013	$63,000	$210,000	$420,000	—	—	—	—		—	—	—
	6/6/2013	—	—	—	3,878	12,928	19,392	—		—	—	$169,486
	6/6/2013	—	—	—	—	—	—	29,661	(4)	—	—	$339,025
	6/6/2013	—	—	—	—	—	—	—		31,250	$11.43	$169,484

(1)

Represents threshold, target and over-achievement payout levels under our 2010 Annual Cash Incentive Plan for 2013 performance-based on annualized salary as of April 1, 2013. Bonuses may be earned beyond the “Maximum” pursuant to the terms of the 2010 Plan referenced above; however any awards in excess of the “Maximum” are deferred and paid over the following two years. See “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount actually earned by each named executive officer for 2013 performance.

(2)

The awards reflected in this column represent our relative performance-based restricted stock units which may be earned in an amount equal to 0% to 150% of target based on our relative TSR performance against a specified peer group over the three-year performance period of 2013, 2014 and 2015.

(3)

Dollar amount reported reflects the fair value as of the date of award or grant, in each case calculated in accordance with FASB ASC Topic 718. The amount listed includes grant date fair value of the performance-based restricted stock units based on probable outcome of the underlying performance conditions. See Note 12, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended 2013 for the relevant assumptions used to determine the valuation of our stock awards.

(4)	Represents shares of time-based restricted stock granted under the 2006 Plan. These awards vest one-third annually over three years.
(5)

Represents shares of time-based restricted stock granted under the 2006 Plan. These awards vest at the rate of 50% on the second anniversary of the grants, with the balance vesting on the fourth anniversary of the grants.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul L. Howes	80,000	—		$7.82	6/11/2017	—		—	—		—
	150,000	—		$7.89	6/9/2018	—		—	—		—
	200,000	—		$3.31	6/10/2019	—		—	—		—
	92,817	46,408	(2)	$9.13	6/8/2021	—		—	—		—
	66,667	133,333	(3)	$5.57	6/5/2022	—		—	—		—
	—	107,518	(4)	$11.43	6/5/2023	—		—	—		—
	—	—		—	—	25,439	(5)	$312,645	—		—
	—	—		—	—	66,666	(6)	$819,325	—		—
	—	—		—	—	—		—	44,482	(7)	$546,684
	—	—		—	—	102,051	(8)	$1,254,207	—		—
	—	—		—	—	200,000	(9)	$2,458,000	—		—
	—	—		—	—				—		—
Gregg S. Piontek	20,000	—		$7.82	6/11/2017	—		—	—		—
	28,100	—		$7.89	6/9/2018	—		—	—		—
	23,390	—		$3.31	6/10/2019	—		—	—		—
	12,831	6,415	(10)	$9.13	6/8/2021	—		—	—		—
	27,724	55,447	(11)	$5.57	6/5/2022	—		—	—		—
	—	28,336	(12)	$11.43	6/5/2023	—		—	—		—
	—	—		—	—	3,516	(13)	$43,212	—		—
	—	—		—	—	6,666	(14)	$81,925	—		—
	—	—		—	—	10,000	(15)	$122,900	—		—
	—	—		—	—	28,724	(16)	$353,018	—		—
	—	—		—	—	26,895	(17)	$330,540	—		—
	—	—		—	—	—		—	11,723	(7)	$144,076
Bruce C. Smith	50,000	—		$7.82	6/11/2017	—		—	—		—
	87,500	—		$7.89	6/9/2018	—		—	—		—
	41,562	—		$3.31	6/10/2019	—		—	—		—
	31,381	15,690	(18)	$9.13	6/8/2021	—		—	—		—
	43,925	87,849	(19)	$5.57	6/5/2022	—		—	—		—
	—	36,654	(20)	$11.43	6/5/2023	—		—	—		—
	—	—		—	—	8,600	(21)	$105,694	—		—
	—	—		—	—	37,000	(22)	$454,730	—		—
	—	—		—	—	45,511	(23)	$559,330	—		—
	—	—		—	—	34,790	(24)	$427,569	—		—
	—	—		—	—	—		—	15,164	(7)	$186,366
Jeffery L. Juergens	21,478	10,739	(25)	$9.13	6/8/2021	—		—	—		—
	19,594	39,188	(26)	$5.57	6/5/2022	—		—	—		—
	—	23,672	(27)	$11.43	6/5/2023	—		—	—		—
	—	—		—	—	25,000	(28)	$307,250	—		—
	—	—		—	—	5,886	(29)	$72,339	—		—
	—	—		—	—	25,000	(30)	$307,250	—		—
	—	—		—	—	20,302	(31)	$249,512	—		—
	—	—		—	—	69,547	(32)	$854,733	—		—
	—	—		—	—	30,453	(33)	$374,267	—		—
	—	—		—	—	22,468	(34)	$276,132	—		—
	—	—		—	—	—		—	9,793	(7)	$120,356
Mark J. Airola	50,000	—		$7.82	6/11/2017	—		—	—		—
	77,500	—		$7.89	6/9/2018	—		—	—		—
	147,250	—		$3.31	6/10/2019	—		—	—		—
	24,547	12,273	(35)	$9.13	6/8/2021	—		—	—		—
	29,991	59,981	(36)	$5.57	6/5/2022	—		—	—		—
	—	31,250	(37)	$11.43	6/5/2023	—		—	—		—
	—	—		—	—	6,727	(38)	$82,675	—		—
	—	—		—	—	37,000	(39)	$454,730	—		—
	—	—		—	—	31,074	(40)	$381,899	—		—
	—	—		—	—	29,661	(41)	$364,534	—		—
	—	—		—	—	—		—	12,928	(7)	$158,885

(1)	The market value is based upon the closing stock price of $12.29 as reported on December 31, 2013.
(2)	The 46,408 options vest on June 9, 2014.
(3)	The 133,333 options vest as follows: 66,667 on June 9, 2014 and 66,666 on June 9, 2015.
(4)	The 107,518 options vest as follows: 35,840 on June 9, 2014, 35,839 on June 9, 2015 and 35,839 on June 9, 2016.
(5)	The 25,439 shares of restricted stock will vest on June 9, 2014.
(6)	The 66,666 shares of restricted stock will vest as follows: 33,333 on June 9, 2014 and 33,333 on June 9, 2015.
(7)

The amount shown represents the number of shares achievable at target for our relative TSR performance units which may be earned in an amount equal to 0% to 150% of target based on our relative TSR performance against a specified peer group over the designated three-year performance period.

(8)	The 102,051 shares of restricted stock will vest as follows: 34,017 on June 9, 2014, 34,017 on June 9, 2015 and 34,017 on June 9, 2016.
(9)	The 200,000 shares of restricted stock will vest as follows: 100,000 on November 6, 2015 and 100,000 on November 6, 2017.
(10)	The 6,415 options will vest on June 9, 2014.
(11)	The 55,447 options will vest as follows: 27,724 on June 9, 2014 and 27,723 on June 9, 2015.
(12)	The 28,336 options will vest as follows: 9,446 on June 9, 2014, 9,445 on June 9, 2015 and 9,445 on June 9, 2016.
(13)	The 3,516 shares of restricted stock will vest on June 9, 2014.
(14)	The 6,666 shares of restricted stock will vest on October 17, 2014.
(15)	The 10,000 shares of restricted stock will vest on December 21, 2015.
(16)	The 28,724 shares of restricted stock will vest as follows: 14,362 on June 9, 2014 and 14,362 on June 9, 2015.
(17)	The 26,895 shares of restricted stock will vest as follows: 8,965 on June 9, 2014, 8,965 on June 9, 2015 and 8,965 on June 9, 2016.
(18)	The 15,690 options will vest on June 9, 2014.
(19)	The 87,849 options vest as follows: 43,925 on June 9, 2014 and 43,924 on June 9, 2015.
(20)	The 36,654 options will vest as follows: 12,218 on June 9, 2014, 12,218 on June 9, 2015 and 12,218 on June 9, 2016.
(21)	The 8,600 shares of restricted stock will vest on June 9, 2014.
(22)	The 37,000 shares of restricted stock will vest on December 21, 2015.
(23)	The 45,511 shares of restricted stock will vest as follows: 22,756 on June 9, 2014 and 22,755 on June 9, 2015.
(24)	The 34,790 shares of restricted stock will vest as follows: 11,597 on June 9, 2014, 11,597 on June 9, 2015 and 11,596 on June 9, 2016.
(25)	The 10,739 options will vest on June 9, 2014.
(26)	The 39,188 options will vest as follows: 19,594 on June 9, 2014 and 19,594 on June 9, 2015.
(27)	The 23,672 options will vest as follows: 7,891 on June 9, 2014, 7,891 on June 9, 2015 and 7,890 on June 9, 2016.
(28)	The 25,000 shares of restricted stock will vest on October 18, 2014.
(29)	The 5,886 shares of restricted stock will vest on June 9, 2014.
(30)	The 25,000 shares of restricted stock will vest on December 21, 2015.
(31)	The 20,302 shares of restricted stock will vest as follows: 10,151 on June 9, 2014 and 10,151 on June 9, 2015.
(32)	The 69,547 shares of restricted stock will vest as follows: 34,774 on December 5, 2014 and 34,773 on December 5, 2016.
(33)	The 30,453 shares of restricted stock will vest as follows: 15,227 on June 6, 2015 and 15,226 on June 6, 2017.
(34)	The 22,468 shares of restricted stock will vest as follows: 7,490 on June 9, 2014, 7,489 on June 9, 2015 and 7,489 on June 9, 2016.
(35)	The 12,273 options will vest on June 9, 2014.
(36)	The 59,981 options will vest as follows: 29,991 on June 9, 2014 and 29,990 on June 9, 2015.
(37)	The 31,250 options will vest as follows: 10,417 on June 9, 2014, 10,417 on June 9, 2015 and 10,416 on June 9, 2016.
(38)	The 6,727 shares of restricted stock will vest on June 9, 2014.
(39)	The 37,000 shares of restricted stock will vest on December 21, 2015.
(40)	The 31,074 shares of restricted stock will vest as follows: 15,537 on June 9, 2014 and 15,537 on June 9, 2015.
(41)	The 29,661 shares of restricted stock will vest as follows: 9,887 on June 9, 2014, 9,887 on June 9, 2015 and 9,887 on June 9, 2016.

OPTION EXERCISES AND STOCK VESTED

 The following table sets forth information for the NEOs identified in the Summary Compensation Table with respect to stock options exercised and vesting on time-based restricted shares for the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Paul L. Howes	455,000	$689,369	87,367	$1,000,352
Gregg S. Piontek	30,000	$239,587	38,335	$455,103
Bruce C. Smith	124,688	$991,270	19,616	$925,448
Jeffery L. Juergens	—	—	41,038	$481,135
Mark J. Airola	—	—	68,776	$804,135

(1)	The value realized on the exercise of stock options is the difference between the market price of our common stock at the time of exercise and the exercise price of the option.
(2)

Dollar values are calculated by multiplying the market price of our common stock on the vesting date by the number of shares vested and does not necessarily reflect the proceeds actually received by the named executive officer.

Risk Assessment of Compensation Programs

The Compensation Committee considers, in establishing and reviewing the employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. As discussed in the Compensation Discussion and Analysis of this proxy statement, the Compensation Committee, with the assistance of management and its consultant, undertook a risk assessment of our compensation programs in 2013. After reviewing and discussing the compensation programs with the Compensation Committee and reviewing the results of those discussions with the Audit Committee of the Board, we believe that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. While some performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, these award programs represent a modest percentage of the executive employees’ total compensation opportunities and are balanced by other long-term incentives. We believe that these programs appropriately balance risk and the desire to focus employees on specific short-term goals important to our success, and that it does not encourage unnecessary or excessive risk taking.

A significant part of the compensation provided to employees is in the form of long-term equity awards that are important to help further align employees’ interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Employment Agreements and Change in Control Agreements

We have entered into employment agreements with each of our NEOs. See “Employment Agreements for Named Executive Officers” within the Compensation Discussion and Analysis for a summary of these employment agreements and descriptions of compensation elements pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table were paid or awarded and the criteria for such payment, including targets for payments of annual incentives, as well as performance criteria on which such payments were based. We have also adopted a change in control benefits policy applicable to our NEOs and have entered into change in control agreements with our NEOs other than Mr. Howes, who receives his benefits under his employment agreement. See “Potential Payments upon Change in Control” below for a summary of these benefits and agreements.

Potential Payments upon Change in Control

On March 7, 2007, the Board, upon recommendation of the Compensation Committee, approved a change in control benefits policy applicable to all of our NEOs and other key executives and employees not to exceed a total of 30. The NEOs entitled to receive change in control benefits are: Paul L. Howes, Gregg S. Piontek, Mark J. Airola, Bruce C. Smith, and Jeffery L. Juergens. Receipt of the benefits by the executives and employees is conditioned on a change in control of our Company and the termination of employment under certain circumstances described below (often referred to as a “double-trigger”). Benefits to the executives and other employees under the policy are described below:

●	Payment of accrued but unpaid salary and a prorated annual bonus (at the target level) through the date of termination.

●

A lump sum payment in an amount equal to a multiple of that executive’s (i) base salary, plus (ii) a target bonus which will equal the higher of the bonus to which the executive would be entitled under the 2010 Annual Cash Incentive Plan for the fiscal year preceding the termination or the highest bonus received by the executive under the incentive plan in the two years immediately preceding the change of control event. The multiples established under the policy are: three times for the CEO (which has subsequently been modified to 2.99 times in the Amended and Restated Employment Agreement of Mr. Howes), two times for the other executive officers and divisional presidents (a total of six individuals), and one time for the remaining designated key executives and employees.

●	Full vesting of all options, restricted stock (whether time or performance-based), and deferred compensation.

●	Payment of outplacement fees up to $20,000 for the CEO and from $5,000 to $10,000 for other executive officers, divisional presidents and remaining employees.

●	Continuation of life insurance, medical and dental health benefits, and disability benefits for a period ranging from one year to three years.

A change in control will be deemed to occur if:

●

there is a merger or consolidation of our Company with, or an acquisition of our Company or all or substantially all of our assets by, any other entity other than any transaction in which members of our Board immediately prior to the transaction constitute a majority of the board of the resulting entity for a period of twelve months following the transaction;

●	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities;

●

any election of directors occurs and a majority of the directors elected are individuals who were not nominated by a vote of two-thirds of the members of the Board or the Nominating and Corporate Governance Committee; or

●	we effect a complete liquidation of our Company.

Under the policy, an executive or employee shall not be entitled to those benefits unless his employment is terminated, during the period commencing upon the date when we first have knowledge that any person or group has become a beneficial owner of 30% or more of our voting securities or the date we execute an agreement contemplating a change in control and ending two years after the change in control, for any reason other than:

●	death;

●	disability;

●	cause; or

●	resignation without good reason.

We have entered into change in control agreements with the designated executive officers and employees other than Paul L. Howes (whose change in control benefits are included in his employment agreement). The tables below also reflect potential payments to the NEOs upon the termination of their employment under their respective employment agreements. Effective April 23, 2008, the Compensation Committee approved an amendment to the change in control agreements previously issued to the NEOs to provide that we are required to pay the executive the excise tax and a “gross-up payment” for excise taxes imposed under Section 4999 of the IRC. This amendment was approved to provide the executive with the total benefit intended by the change in control agreement, but included a sunset provision, such that the “gross-up payment” provision would terminate in five years. This “amendment” was incorporated into the change in control provision of Mr. Howes’ Amended and Restated Employment Agreement, inclusive of the sunset provision. Mr. Juergens’ change in control agreement does not include a “gross-up” for excise taxes under Section 4999.  The “gross-up” benefit described above for Mr. Howes and other NEOs (other than Mr. Juergens) expired on April 23, 2013, and has not been renewed or replaced.

The tables below reflect the amount of compensation to each of the NEOs as a result of a change in control and termination of that executive’s employment under the terms of the above-described policy or, with respect to Mr. Howes, under his employment agreement.  The amount of compensation payable to each NEO upon voluntary termination, voluntary termination for good reason or involuntary not-for-cause termination, termination following a change in control, for cause termination, and termination in the event of death or disability of the executive is shown below. The amounts shown assume that the termination was effective on December 31, 2013 and thus includes amounts earned through that time and are estimates of the amounts which would have been paid to the executives upon their termination on such date. The amounts do not include compensation to which the NEO was otherwise entitled such as previously vested equity awards.  The value of the equity compensation awards was based on the closing price of our common stock of $12.29 on December 31, 2013. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a prorated basis) the amount the employee would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. As of December 31, 2013, none of the executives were eligible for retirement.

Paul L. Howes

Executive Compensation and Benefits	Voluntary Termination on 12/31/13	Voluntary Termination for Good Reason or Termination without Cause on 12/31/13	Termination due to Change in Control on 12/31/13	Termination for Cause on 12/31/13	Termination due to Disability on 12/31/13	Termination due to Death on 12/31/13

Compensation:
Base Salary	-	$1,430,000	$2,137,850	-	$357,500	-
Short-term Incentive (100% of Base Salary)	-	$1,430,000	$4,190,802	-	$715,000	$715,000
Completion Bonus	-	-	-	-	-	-

Long-term Incentives:
Employment Stock Options	-	-	-	-	-	-
Annual Stock Options	-	-	$1,135,112	-	-	-
Performance-based Restricted Shares	-	-	$546,684	-	-	-
Time Based Restricted Shares	-	-	$4,844,177	-	-	-

Benefits and Perquisites:
Outplacement	-	$20,000	$20,000	-	-	-
Health & Welfare Benefits	-	$16,349	$32,698	-	-	-
Life Insurance	-	-	$6,711	-	-	-
Life Insurance Proceeds	-	-	-	-	-	$500,000
Disability Benefits per year (1)	-	-	-	-	$120,000	-
401(k) Employer Contribution	-	-	$34,425	-	-	-

Total	$-	$2,896,349	$12,948,459	$-	$1,192,500	$1,215,000
(1)	Until no longer disabled or Social Security Retirement age.

Gregg S. Piontek

Executive Compensation and Benefits	Voluntary Termination on 12/31/13	Voluntary Termination for Good Reason or Termination without Cause on 12/31/13	Termination due to Change in Control on 12/31/13	Termination for Cause on 12/31/13	Termination due to Disability on 12/31/13	Termination due to Death on 12/31/13

Compensation:
Base Salary	-	$335,000	$670,000	-	$167,500	-
Short-term Incentive (65% of Base Salary)	-	$184,250	$510,254	-	$184,250	$184,250
Completion Bonus	-	-	-	-	-	-

Long-term Incentives:
Employment Stock Options	-	-	-	-	-	-
Annual Stock Options	-	-	$417,244	-	-	-
Performance-based Restricted Shares	-	-	$144,076	-	-	-
Time Based Restricted Shares	-	-	$931,594	-	-	-

Benefits and Perquisites:
Outplacement	-	$20,000	$5,000	-	-	-
Health & Welfare Benefits	-	$12,596	$8,397	-	-	-
Life Insurance	-	-	$3,264	-	-	-
Life Insurance Proceeds	-	-	-	-	-	$900,000
Disability Benefits per year(1)	-	-	-	-	$120,000	-
401(k) Employer Contribution	-	-	-	-	-	-

Total	$-	$551,846	$2,689,829	$-	$471,750	$1,084,250
(1)	Until no longer disabled or Social Security Retirement age.

Bruce C. Smith

Executive Compensation and Benefits	Voluntary Termination on 12/31/13	Voluntary Termination for Good Reason or Termination without Cause on 12/31/13	Termination due to Change in Control on 12/31/13	Termination for Cause on 12/31/13	Termination due to Disability on 12/31/13	Termination due to Death on 12/31/13

Compensation:
Base Salary	-	$400,000	$800,000	-	$200,000	-
Short-term Incentive (65% of Base Salary)	-	$260,000	$762,952	-	$260,000	$260,000
Completion Bonus	-	-	-	-	-	-

Long-term Incentives:
Employment Stock Options	-	-	-	-	-	-
Annual Stock Options	-	-	$671,448	-	-	-
Performance-based Restricted Shares	-	-	$186,366	-	-	-
Time Based Restricted Shares	-	-	$1,547,323	-	-	-

Benefits and Perquisites:
Outplacement	-	$20,000	$10,000	-	-	-
Health & Welfare Benefits	-	$12,163	$16,218	-	-	-
Life Insurance	-	-	$4,474	-	-	-
Life Insurance Proceeds	-	-	-	-	-	$500,000
Disability Benefits per year (1)	-	-	-	-	$120,000	-
401(k) Employer Contribution	-	-	-	-	-	-

Total	$-	$692,163	$3,998,781	$-	$580,000	$760,000
(1)	Until no longer disabled or Social Security Retirement age.

Jeffery L. Juergens

Executive Compensation and Benefits	Voluntary Termination on 12/31/13	Voluntary Termination for Good Reason or Termination without Cause on 12/31/13	Termination due to Change in Control on 12/31/13	Termination for Cause on 12/31/13	Termination due to Disability on 12/31/13	Termination due to Death on 12/31/13

Compensation:
Base Salary	-	$325,000	$650,000	-	$162,500	-
Short-term Incentive (55% of Base Salary)	-	$178,750	$680,752	-	$178,750	$178,750
Completion Bonus	-	-	-	-	-	-

Long-term Incentives:
Employment Stock Options	-	-	-	-	-	-
Annual Stock Options	-	-	$317,637	-	-	-
Performance-based Restricted Shares	-	-	$120,356	-	-	-
Time Based Restricted Shares	-	$307,250	$2,441,482	-	-	-

Benefits and Perquisites:
Outplacement	-	$20,000	$10,000	-	-	-
Health & Welfare Benefits	-	$12,596	$16,794	-	-	-
Life Insurance	-	-	$6,220	-	-	-
Life Insurance Proceeds	-	-	-	-	-	$840,000
Disability Benefits per year(1)	-	-	-	-	$120,000	-
401(k) Employer Contribution	-	-	-	-	-	-

Total	$-	$843,596	$4,243,241	$-	$461,250	$1,018,750
(1)	Until no longer disabled or Social Security Retirement age.

Mark J. Airola

Executive Compensation and Benefits	Voluntary Termination on 12/31/12	Voluntary Termination for Good Reason or Termination without Cause on 12/31/12	Termination due to Change in Control on 12/31/12	Termination for Cause on 12/31/12	Termination due to Disability on 12/31/12	Termination due to Death on 12/31/12

Compensation:
Base Salary	-	$350,000	$700,000	-	$175,000	-
Short-term Incentive (60% of Base Salary)	-	$210,000	$791,650	-	$210,000	$210,000
Completion Bonus	-	-	-	-	-	-

Long-term Incentives:
Employment Stock Options	-	-	-	-	-	-
Annual Stock Options	-	-	$468,730	-	-	-
Performance-based Restricted Shares	-	-	$158,885	-	-	-
Time Based Restricted Shares	-	-	$1,283,838	-	-	-

Benefits and Perquisites:
Outplacement	-	$20,000	$10,000	-	-	-
Health & Welfare Benefits	-	$12,596	$16,794	-	-	-
Life Insurance	-	-	$4,474	-	-	-
Life Insurance Proceeds	-	-	-	-	-	$500,000
Disability Benefits per year (1)	-	-	-	-	$120,000	-
401(k) Employer Contribution	-	-	-	-	-	-

Total	$-	$592,596	$3,434,371	$-	$505,000	$710,000
(1)	Until no longer disabled or Social Security Retirement age.

Retirement, Disability and Death

An executive officer who retires will be entitled to pay through the last day worked and 401(k) distributions. An executive officer who becomes disabled will be entitled to pay through the last day worked, disability benefits, 401(k) distributions and accidental dismemberment benefits, if applicable. The beneficiary of an executive officer who dies will be entitled to pay through the executive’s last day worked, 401(k) distributions and life insurance proceeds.

The impact of an employee’s retirement, disability or death on outstanding options can vary depending on the stock option plan under which the grants were made. Under our 2006 Plan, upon termination of employment by reason of death or permanent disability, all vested options outstanding may be exercised in full at any time during the period of one year following termination of employment. Upon termination of employment by reason of retirement, all vested options may be exercised in full at any time during the period of 90 days following termination of employment.

Forfeiture restrictions on any outstanding restricted stock awards will lapse if the employee’s employment is terminated due to death or a disability that entitles the employee to receive benefits under our long-term disability plan. Retirement is defined as the termination of employment for reasons other than cause on or after the attainment of age 65.

DIRECTOR COMPENSATION

The Compensation Committee regularly reviews the compensation of non-employee directors. The compensation consultant provides the Compensation Committee with industry trends in board compensation and recommends retainers and/or fees based on the peer company proxy information as well as national board market data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation.

The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fee (Chairman of the Board)	$130,000
Annual Cash Retainer Fee (other than the Chairman of the Board)	$55,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	$30,000
Additional Annual Cash Retainer Fee for Audit Committee Members	$15,000
Additional Annual Cash Retainer Fee for Other Committee Chairs	$20,000
Additional Annual Cash Retainer Fee for Other Committee Members	$10,000

The fees payable to our non-employee directors are for the fiscal year ended December 31, 2013. All of the non-employee directors’ fees are paid on a quarterly basis (excluding the Chairman of the Board), and all directors (including the Chairman of the Board) are reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional cash consideration for serving as directors or committee members.

Grants under Non-Employee Directors’ Restricted Stock Plan

Under the Non-Employee Directors’ Restricted Stock Plan (previously known as the 2004 Non-Employee Directors’ Stock Option Plan), which we refer to as the 2004 Plan, each non-employee director was automatically granted an option to purchase 10,000 shares of common stock upon his or her initial election to the Board of Directors (whether elected by the stockholders or the Board of Directors) and each time the non-employee director was re-elected to the Board of Directors. Each option granted under the 2004 Plan had an exercise price equal to the fair market value of those shares on the date of grant, which was equal to the closing price of the common stock for the day on which the option was granted (or, if the date of grant was not a trading day, on the trading day immediately preceding that date).

In June 2007, the stockholders approved an amendment to the 2004 Plan. As amended, the 2004 Plan authorized grants of restricted stock to non-employee directors instead of stock options. Each of the non-employee directors was granted 10,000 shares of restricted stock on June 13, 2007. The vesting period for the restricted stock was one year (consistent with the terms of service for the directors).

In September 2008, the Board of Directors approved an amendment to the 2004 Plan which provided that the number of shares granted upon initial and annual election to the Board be based on a pre-determined dollar value rather than a pre-determined number of shares. Therefore, in June 2010, the number of restricted shares granted was equal to the number of restricted shares having a “fair market value” (as defined in the 2004 Plan) on the date of grant equal to $125,000.  In June 2013 the pre-determined dollar value for determining the numbers of restricted shares granted was increased to $150,000, except for the Chairman of the Board who received an annual grant of restricted shares equal to $170,000.  The vesting of the restricted stock remained at one year. Our 2004 Plan expired on March 9, 2014 and, upon stockholder approval, will be replaced by our 2014 Non-Employee Directors’ Restricted Stock Plan.

Compensation of Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total

David C. Anderson	$100,000	$149,996	—	$249,996
Jerry W. Box	$129,167	$169,998	—	$299,165
G. Stephen Finley	$105,000	$149,996	—	$254,996
James W. McFarland, Ph.D.	$90,000	$149,996	—	$239,996
Gary L. Warren	$100,000	$149,996	—	$249,996
(1)

Represents the aggregate grant date fair value for restricted stock awards granted to the non-employee directors in 2013. The grant date fair value of the restricted stock awarded in 2013, as determined pursuant to ASC Topic 718, was $11.43 per share. See Note 12, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year ended 2013, for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)

The following are the aggregate number of options outstanding that have been granted to each of our non-employee directors as of December 31, 2013, prior to the amendment to the 2004 Plan, which authorized the issuance of restricted stock: Dr. McFarland — 20,000 and Mr. Warren — 20,000. Messrs. Anderson, Finley and Warren and Dr. McFarland each have 13,123 shares of restricted stock outstanding which will fully vest June 6, 2014 and Mr. Box currently has 14,873 shares of restricted stock outstanding which will fully vest June 6, 2014.  Mr. Box exercised 36,100 options in February 2013 and Mr. Anderson exercised 10,000 options in May 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2013, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by stockholders	3,512,506	(1)	$6.97	5,918,380	(2)
Equity compensation plans not approved by stockholders	—		$—	—
Total	3,512,506		$6.97	5,918,380

(1)	Includes options issued under the 2008 Employee Stock Purchase Plan, the Amended and Restated Non-Employee Directors’ Restricted Stock Plan and the 2006 Plan.
(2)

Includes 741,035 shares available for issuance under the 2008 Employee Stock Purchase Plan, 180,608 shares available for issuance under the Amended and Restated Non-Employee Directors’ Equity Incentive Plan which expired March 9, 2014 with no further shares being issued thereunder after December 31, 2013 and 3,737,772 shares available for issuance under the 2006 Plan.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) allows our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. Based on the stockholder advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs that took place at our 2011 Annual Meeting, the Board determined to hold the advisory vote on the compensation of our NEOs annually until the next stockholder vote on the frequency of such advisory vote. Thus, our stockholder advisory vote to approve the compensation of our NEOs occurs annually.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy and objectives are designed to attract, motivate and retain key executives needed to implement our business strategy. We believe that aligning the Company’s short-term and long-term performance with executive compensation is crucial to the Company’s long-term success. We encourage you to read the Compensation Discussion and Analysis, along with the compensation tables and related narrative discussion contained in this proxy statement. The Compensation Discussion and Analysis discusses our executive compensation philosophy and programs and explains the compensation decisions relating to the NEOs.

In particular, stockholders should note the following:

●	Our compensation program places a significant portion of each NEO’s compensation at risk through the use of performance-based pay;

●	The Compensation Committee established stock ownership guidelines for NEOs in order to link the interests of management and our stockholders; and

●

We have further aligned the interests of our stockholders and NEOs by providing a significant portion of their compensation in the form of equity awards thereby ensuring that a portion of our executive compensation is directly determined by appreciation in our stock price and earnings per share growth.

 The Compensation Committee and the Board of Directors believe that the policies and programs are effective in implementing our compensation philosophy and are commensurate with the performance and strategic position of the Company. This advisory vote is not intended to address any specific element of compensation but rather relates to the overall compensation of our NEOs, as described in this proxy statement. Although this vote is advisory and therefore the outcome of this vote is non-binding on the Company or the Board of Directors, the Compensation Committee of the Board of Directors will consider your decision when setting future compensation for our NEOs.

This advisory stockholder vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to approve or not approve our compensation policies and programs for our NEOs through the following resolution:

“RESOLVED, that the stockholders of Newpark Resources, Inc. APPROVE, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”

The Board of Directors unanimously recommends a vote “FOR” approving the executive officer compensation, as disclosed in this proxy statement.

PROPOSAL NO. 3
ADOPTION OF THE Newpark Resources, Inc.
2014 NON-EMPLOYEE DIRECTORS’
RESTRICTED STOCK PLAN

Introduction

The Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (the “2014 Director Plan”) was adopted by the Compensation Committee of the Board of Directors on April 10, 2014, subject to approval by the stockholders at the 2014 Annual Meeting.

The Board of Directors believes that receiving restricted stock under the 2014 Director Plan links the personal interests our non-employee directors to the interests of our stockholders by providing such directors with an incentive to make significant and extraordinary contributions to the long-term performance and growth of our Company. Accordingly, the Board of Directors recommends that stockholders vote “FOR” the adoption of the 2014 Director Plan in order to assure that the Company will continue to have the ability to attract, retain and motivate individuals of exceptional ability. The 2014 Director Plan will completely replace the Newpark Resources, Inc. Amended and Restated Non-Employee Directors’ Restricted Stock Plan, which expired pursuant to its terms on March 9, 2014 with no further issuances being made under that plan after December 31, 2013.

The following summary of the principal features of the 2014 Director Plan is qualified in its entirety by reference to the complete text of the 2014 Director Plan set forth in Appendix A hereto. Please refer to Appendix A for more detailed information about the 2014 Director Plan. In the event the proposed 2014 Director Plan is not approved, we will have no further avenue by which to extend equity incentive to our non-employee directors.

Principal Features of the 2014 Director Plan

Administration

The 2014 Director Plan will be administered by our Board of Directors or a duly authorized committee of our Board of Directors. The Board of Directors or its committee has complete authority, subject to the express provisions of the 2014 Director Plan: to approve awards of restricted shares to non-employee directors; to determine the number of restricted shares to be granted; to determine the time or times which restricted shares will be granted and become vested; to remove or adjust any restrictions and conditions upon the awards; to specify, at the time of grant, provisions relating to the vesting of restricted shares and to accelerate or otherwise modify the vesting of restricted shares; to interpret the 2014 Director Plan and any instrument or agreement related thereto; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of the 2014 Director Plan. Unless otherwise expressly provided, all designations, determinations, interpretations, and other decisions under or with respect to the 2014 Director Plan or any restricted shares shall be within the sole discretion of the Board of Directors or its committee, may be made at any time and shall be final, conclusive, and binding upon all persons.

Eligibility

Each member of the Board of Directors who is not an employee or executive officer of the Company or any of its subsidiaries will be eligible to receive shares under the 2014 Director Plan.

Grants

Subject to stockholder approval of the 2014 Director Plan, each non-employee director will receive restricted shares based on a pre-determined dollar amount on the date of each annual meeting of stockholders at which such non-employee director is elected commencing with the 2014 Annual Meeting of Stockholders. No restricted shares will be granted under the 2014 Director Plan until stockholder approval has been obtained. If following the annual meeting of stockholders in 2014, no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board of Directors is elected) occurs in any calendar year, and the non-employee director continues in office as a non-employee director at the end of such calendar year, then the non-employee director automatically shall be granted, on the last business day of such calendar year, restricted shares based on a pre-determined dollar amount subject to the terms and conditions of the 2014 Director Plan. However, a non-employee director shall not receive a grant of restricted shares pursuant to the 2014 Director Plan if he or she received a grant upon his or her initial election as a director within six months before the date on which that non-employee director would have otherwise become entitled to receive an automatic grant thereafter. The pre-determined dollar amount for determining the numbers of restricted shares granted is subject to change by the Board of Directors or its committee but is initially set at $150,000 for each non-employee director, except for the Chairman of the Board who will receive an annual grant of restricted shares equal to $170,000.  Any non-employee director who is appointed or elected after the 2014 Annual Meeting of Stockholders will be automatically granted an amount of restricted shares equal to the pre-determined dollar amount of $150,000 (or $170,000 if such non-employee director is elected as Chairman of the Board), subject to change by the Board of Directors or its committee.

The automatic grant of restricted shares under the 2014 Director Plan is an award of nontransferable shares of common stock that remain forfeitable until vested. Subject to the discretion of the Board of Directors or its committee, a non-employee director who has served as a director of the Company for at least 60 consecutive months may retain all shares subject to an award upon the voluntary termination of service.

In addition to the automatic grants of restricted shares describe above, the Board of Directors or its committee has authority, subject to the express provisions of the 2014 Director Plan, to award restricted shares to one or more non-employee directors and to determine the number and vesting of such restricted shares.

Shares Subject to the 2014 Director Plan

Subject to adjustment upon a stock split, stock dividend, similar recapitalization event or other capital adjustment, the maximum number of shares of common stock issuable under the 2014 Director Plan is 1,000,000. If the shares subject to an award are forfeited or the award terminates without delivery of the shares, the shares not received under that award are available for future grants. No non-employee director may be granted during any calendar year restricted shares having an aggregate fair market value, determined on the date of grant for the applicable award, in excess of $500,000.

Price Paid for Restricted Shares

Each award of restricted shares made to a non-employee director under the 2014 Director Plan will be granted for no consideration other than the provision of services (or a minimum payment if required under applicable law) or for other consideration as the Board of Directors or the committee may determine.

Vesting of Restricted Shares

Each restricted share granted to a non-employee director vests in full on the earlier of (i) the day prior to the annual meeting of stockholders next following the date of grant or (ii) the one-year anniversary of its date of grant; provided the non-employee director continues to serve as a director through such applicable date.

Voting of Restricted Shares

All voting rights appurtenant to the restricted shares will be exercisable by the non-employee director, unless provided otherwise in the applicable award agreement.

Dividends on Restricted Shares

Unless otherwise set forth in the applicable award agreement, a non-employee director holding restricted shares will be entitled to receive cash distributions and stock dividends on such restricted shares at the same time such amounts are paid to stockholders generally. To the extent such amounts are to be withheld until the time of vesting of the related restricted shares, such amounts will be paid or forfeited at the same time any related restricted shares vest or are forfeited, as applicable.

Termination of Restrictions Relating to Restricted Shares

Unless otherwise determined by the Board of Directors or its committee, in its sole discretion, upon the voluntary termination of the directorship of a non-employee director who has served as our director for at least 60 consecutive months, the transfer and forfeiture restrictions shall terminate with respect to restricted shares held by that non-employee director, and the non-employee director may retain all restricted shares held by him or her, subject to any agreement with us governing the transfer of the restricted shares.

Restrictions on Transfer

If a restricted share has not vested, the non-employee director cannot sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of that share and any interest therein during the applicable restriction period. Neither the right to receive restricted shares nor any interest under the 2014 Director Plan may be assigned by a non-employee director.

Registration Statement

We will file a registration statement under the Securities Act of 1933 with respect to restricted shares issuable under the 2014 Director Plan.

Acceleration of Awards; Change in Control

Upon a change in control of the Company, the vesting of all outstanding awards under the 2014 Director Plan will fully accelerate and all restricted shares will become vested. For this purpose, a change in control is defined to include certain changes in the majority of the Board, an acquisition by an individual of 30% or more of the combined voting power of the then outstanding securities, a merger, consolidation or sale of all or substantially all assets, or the approval of a plan of complete liquidation or dissolution.

Termination of or Changes in the Director Plan

The Board of Directors may at any time suspend, amend or terminate the 2014 Director Plan. Stockholder approval is only necessary when required by federal or state law or regulation or the rules of any stock exchange or notional quotation system on which the common stock is then listed. No restricted shares may be granted under the 2014 Director Plan after April 10, 2024, which is 10 years from the date of the Board’s original adoption of the 2014 Director Plan.

Federal Income Tax Treatment of Awards under the 2014 Director Plan

The following discussion is a brief summary of federal income tax consequences relating to the awards under the 2014 Director Plan. This summary is not intended to be exhaustive and, among other considerations, is only provided for general information.

The 2014 Director Plan and the awards of restricted shares thereunder are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a transfer of restricted property as described in Reg. § 1.409A-1(b)(6), and are to be construed in accordance with this intent.

Generally, no income will be recognized by the non-employee director for federal income tax purposes in the year the award was granted, provided that the shares of common stock underlying the award are subject to restrictions requiring the shares to be nontransferable and subject to a substantial risk of forfeiture for purposes of Section 83 of the Code. However, the non-employee director may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the then-current fair market value of the common stock on the date of grant, less the purchase price, if any. This election must be made with the Internal Revenue Service on an appropriate form within 30 days after the date of the applicable award of restricted shares. Immediately after filing the Section 83(b) election with the Internal Revenue Service, the non-employee director must provide a copy of such election to the Company. If no such Section 83(b) election is made, the director recognizes ordinary compensation income equal to the then-current fair market value of the shares, less any purchase price paid by the director, as of the date of the restricted shares are either transferrable or not subject to a substantial risk of forfeiture. Unless a Section 83(b) election is made, any dividends received with respect to restricted shares prior to vesting will generally be taxable as compensation income. If a Section 83(b) election is made, any dividends received with respect to restricted shares prior to vesting will generally be taxable as dividend income. We are generally entitled to a deduction equal to the compensation income recognized by the non-employee director.

New Plan Benefits

The following table sets forth the awards that will be granted under the 2014 Director Plan during the fiscal year 2014 if the 2014 Director Plan is approved by our stockholders.

Name	Dollar Value ($)(1)	Number of Shares Covered by Awards(2)
David C. Anderson	$150,000	−
Anthony J. Best	$150,000	−
G. Stephen Finley	$150,000	−
Roderick A. Larson	$150,000	−
James W. McFarland, PhD	$150,000	−
Gary L. Warren	$150,000	−
(1)

Following the 2014 Annual Meeting of Stockholders the Board of Directors will elect a new Chairman of the Board at which time he will receive restricted shares in an amount equal to $170,000, rather than the amount reflected above.

(2)	The number of restricted shares will be determined based upon the fair market value of our common stock on the date of grant.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the accounting firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. One or more representatives of the Deloitte Entities are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

The Audit Committee is directly responsible for selecting and retaining our independent registered public accounting firm. Although action by the stockholders is not required for the appointment, given the critical role played by the independent registered public accounting firm, we are providing stockholders the opportunity to express their views on this matter. If the stockholders fail to ratify the appointment of the Deloitte Entities, the Audit Committee will reconsider the appointment, but the Audit Committee may elect to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our Company and our stockholders.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014.

Independent Registered Public Accounting Firm Fees

The Deloitte Entities were appointed to serve as our independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2013. The following table sets forth the fees billed to us for professional audit services rendered by the Deloitte Entities for the years ended December 31, 2012 and December 31, 2013.

	2012	2013

Audit Fees(1)	$1,374,000	1,566,000
Audit-Related Fees(2)	$14,000	94,000
Tax Fees(3)	$74,000	62,000
All Other Fees(4)	$150,000	-
Total	$1,612,000	1,721,000

(1)

Audit fees consist primarily of fees for (i) the audit of our annual financial statements, (ii) review of financial statements in our quarterly reports on Form 10-Qs, (iii) the audit of the effectiveness of our internal control over financial reporting, and (iv) for services that are provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)

Audit-related fees consist primarily of fees for professional services rendered in connection with the application of financial accounting and reporting standards, review of registration statement and proxy related materials and access to an online research tool.

(3)	Tax fees consist of fees for tax compliance, tax planning and tax advice.
(4)

All Other Fees are fees for any service not included in the first three categories. Indicates fees for services related to the quality assurance review of our internal audit department and certain acquisition related matters. All services were approved by the Audit Committee.

Pre-Approval Policies Regarding Audit and Non-Audit Fees

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Prior to performing any audit services, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent registered public accounting firm to perform the audit.

For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services recommended by management which the Audit Committee should engage the independent registered public accounting firm to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent registered public accounting firm each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process and the fees for services performed to date.

As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to provide for the prompt handling of unexpected matters. The Chairman will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.

All services performed by our independent registered public accounting firm in 2013 and 2014 were approved in accordance with the Audit Committee’s pre-approval policies.

AUDIT COMMITTEE REPORT

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of four independent directors who satisfy the requirements of independence established by NYSE listing standards and the SEC. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable SEC rules and NYSE listing rules, and that each of Mr. Finley and Dr. McFarland is an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the “Board Committees & Charters” section under “Corporate Governance” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent registered public accounting firm, the Deloitte Entities, is responsible for expressing an opinion on whether the Company’s consolidated financial statements present fairly, in all material respects, the financial position of the Company in accordance with accounting principles generally accepted in the United States. Additionally, the Deloitte Entities are responsible for expressing an opinion regarding the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent registered public accounting firm.

In keeping with that responsibility, the Audit Committee meets regularly with management and the independent registered public accounting firm. Meetings with the independent registered public accounting firm are held both with and without management present, and the independent registered public accounting firm has direct access to the Audit Committee to discuss the scope and results of its work and its comments on the adequacy of internal controls and the quality of financial reporting. The Audit Committee met nine (9) times during the year ended December 31, 2013.

The Audit Committee has reviewed and discussed the Company’s audited financials as of and for the year ended December 31, 2013 with management.

The Audit Committee reviewed, with the independent registered public accounting firm, the overall scope and plans for its audits. The Audit Committee has also reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed in accordance with professional standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from our Company and our management. The Audit Committee also reviewed the non-audit services provided by independent registered public accounting firm and concluded that the provision of those services is compatible with its independence.

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we refer to as the 2013 Annual Report, in a timely fashion with the SEC in 2014. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2013 Annual Report. The Audit Committee also engaged the Deloitte Entities as our independent registered public accounting firm for the 2014 fiscal year. See above under the heading “Ratification of Appointment of Registered Public Accounting Firm” for additional information on the decision to again appoint the Deloitte Entities as our independent registered public accounting firm.

Audit Committee:

G. Stephen Finley, Chairman

David C. Anderson

James W. McFarland, Ph.D.

Gary L. Warren

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders must be received by us by December 13, 2014. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. Any proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act as well as the procedures in our bylaws, and must include a brief description and text of the proposal, the name and address of the stockholder submitting the proposal, the class and number of shares of stock owned by that stockholder, and any material interest of the stockholder in the proposal.

For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2015 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than ninety (90) days prior to the date of our annual meeting; provided, that if the date of the annual meeting was not publicly announced more than one hundred (100) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. In addition, proxies to be solicited by the Board for the 2015 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 21, 2015. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

SEC rules and regulations provide that if the date of our 2015 Annual Meeting is advanced or delayed more than 30 days from the anniversary date of the 2014 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2015 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2015 Annual Meeting. Upon determination by us that the date of the 2015 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2014 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of those reports furnished to us and written representations from our executive officers and directors, we believe that our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in 2013, except that a transaction for Jerry W. Box was inadvertently omitted from filings made in 2004 and was subsequently corrected on a Form 4 filing made on May 17, 2013.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
SHARING AN ADDRESS

We are delivering this Proxy Statement and our 2013 Annual Report on Form 10-K to our stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report. This process by which only one Proxy Statement and Annual Report is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.

COPIES OF THIS PROXY STATEMENT AND THE 2013 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING (281) 362-6800, OR BY WRITING TO CORPORATE SECRETARY, NEWPARK RESOURCES, INC., 2700 RESEARCH FOREST DRIVE, SUITE 100, THE WOODLANDS, TEXAS 77381. If you are receiving multiple copies of the Proxy Statement and Annual Report, you also may request orally or in writing to receive a single copy by calling (281) 362-6800, or writing to Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

OTHER MATTERS

We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

APPENDIX A

NEWPARK RESOURCES, INC.

2014 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

1.             PURPOSE.

This Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (this “Plan”) is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation (“Newpark”), and its stockholders by providing to each member of Newpark’s Board of Directors (the “Board”) who is a Non-Employee Director (as defined in paragraph 3 herein) with an opportunity to acquire a proprietary interest in Newpark by receiving restricted shares (“Restricted Shares”) of Newpark’s common stock, $0.01 par value per share (“Common Stock”), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark. The awards of Restricted Shares made pursuant to this Plan are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a plan which provides for the transfer of restricted property as described in Reg. § 1.409A-1(b)(6), and this Plan is to be construed in accordance with this intent.

2.             ADMINISTRATION.

2.1     This Plan shall be administered by the Board or by a duly authorized committee of the Board. When the Board is administering this Plan, all references in this Plan to the “Committee” shall mean the Board.

2.2     In addition to the automatic grants of Restricted Shares provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to award Restricted Shares to one or more Non-Employee Directors; to determine the number of Restricted Shares to be granted to a Non-Employee Director; to determine the time or times at which Restricted Shares will be granted and become Vested Shares (as described below); to remove or adjust any restrictions and conditions upon Restricted Shares; to specify, at the time of grant, provisions relating to the vesting of Restricted Shares and to accelerate or otherwise modify the vesting of Restricted Shares; interpret the Plan and any instrument or agreement relating to Restricted Shares; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee and all of its actions hereunder shall be binding and conclusive on all persons for all purposes. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Restricted Shares shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons.

2.3     Newpark shall indemnify and hold harmless each Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or his or her heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

3.             ELIGIBILITY.

Each member of the Board who is not an employee or executive officer of Newpark or any of its Subsidiaries or of any parent corporation of Newpark (a “Non-Employee Director”) shall be eligible to be granted Restricted Shares under this Plan. Eligibility shall be determined: (a) with respect to each director serving on the Board on the Effective Date (as defined in paragraph 18 herein), on that date; and (b) with respect to each director elected after the Effective Date, on the date such director is so elected. A Restricted Share, once granted to a Non-Employee Director, shall not be forfeited just because the Non-Employee Director later enters the employ of Newpark or a Subsidiary or parent. “Subsidiary” shall mean each corporation which is a “subsidiary corporation” of Newpark within the definition contained in Section 424(f) of the Code.

4.             GRANTS.

4.1     Subject to stockholder approval of this Plan, each Non-Employee Director who is first elected or appointed a director on or after the annual meeting of stockholders in 2014 will be granted the Applicable Number (as defined below) of Restricted Shares automatically on the date of such election or appointment (each, the “Original Grant”). For purposes of determining the Applicable Number, the date of such election or appointment shall be the date of grant (“Date of Grant”).

4.2     (a)     Subject to stockholder approval of this Plan, each Non-Employee Director (whether in office on the Effective Date or subsequently elected or appointed) shall be granted the Applicable Number of Restricted Shares automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) at which such Non-Employee Director is elected, commencing with the annual meeting of stockholders in 2014. For purposes of determining the Applicable Number, the date of each annual meeting at which the Non-Employee Director is elected (or stockholder action in lieu thereof by which the Board is elected) shall be the Date of Grant. If following the annual meeting of stockholders in 2014 no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board is elected) occurs in a calendar year, and such Non-Employee Director continues in office as a Non-Employee Director at the end of such calendar year, then such Non-Employee Director automatically shall be granted the Applicable Number of Restricted Shares pursuant to this paragraph 4.2 on the last Business Day of such calendar year (which, for purposes of determining the Applicable Number, shall be the Date of Grant), subject to the terms and conditions of this Plan. Notwithstanding the foregoing, a Non-Employee Director shall not receive a grant of Restricted Shares pursuant to this paragraph 4.2 if such Non-Employee Director received an Original Grant within six months before the date on which such Non-Employee Director would have become entitled to receive a grant pursuant to this paragraph 4.2. For purposes of this Plan, the term “Business Day” shall mean a day on which the New York Stock Exchange is open for business and is conducting normal trading activity. Until changed by the Committee by resolution or otherwise, the term “Applicable Number” shall mean for grants of Restricted Shares occurring automatically under paragraph 4.1 or this paragraph 4.2 on or after the annual meeting of stockholders in 2014, as follows: for all Non-Employee Directors, excluding the Chairman of the Board, a number derived by dividing (x) $150,000 by (y) the Fair Market Value (as defined below) of a Restricted Share determined as of the Date of Grant; and, for the Chairman of the Board, a number derived by dividing (x) $170,000 by (y) the Fair Market Value of a Restricted Share determined as of the Date of Grant. No Non-Employee Director may be granted during any calendar year Restricted Shares having an aggregate Fair Market Value, determined on the Date of Grant, in excess of $500,000.

(b)     The term “Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:

(i)     if the Common Stock is listed on an established stock exchange or a national market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on the principal exchange or system on which the Common Stock is then traded and as reported in The Wall Street Journal or such other source as the Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date;

(ii)     if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock, as reported in The Wall Street Journal or such other source as the Committee deems reliable, on such date or, if such date is not a trading day, on the trading day immediately preceding such date; or

(iii)     in all other cases, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable.

4.3     Each award of Restricted Shares made to a Non-Employee Director under this Plan shall be granted for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may determine.

4.4     Subject to the provisions of paragraph 7 of this Plan, the number of Restricted Shares issued and issuable under this Plan, collectively, shall not exceed 1,000,000. If any Restricted Shares granted under this Plan are forfeited or the award of such Restricted Shares terminates without delivery of the Restricted Shares, such Restricted Shares, to the extent of such forfeiture or termination, shall again be available for grant under this Plan. Restricted Shares that become Vested Shares (as defined in paragraph 5.2) shall no longer be subject to any further grant under this Plan. If the number of shares of Common Stock available is insufficient to permit Newpark to deliver to all Non-Employee Directors the full number of Restricted Shares to be issued as of any date as of which an award is made, the available shares of Common Stock shall be divided, on a pro rata basis, among the Non-Employee Directors on such date, and Newpark shall take appropriate action to increase the number of shares of Common Stock authorized, subject to stockholder approval.

4.5     Each award under this Plan shall be evidenced by either (i) a written award agreement in a form approved by the Committee and executed by Newpark by an officer duly authorized to act on its behalf or (ii) an electronic notice of award grant in a form approved by the Committee and recorded by Newpark (or its designee) in an electronic recordkeeping system used for the purpose of tracking awards under this Plan (in each case, an “award agreement”), as the Committee may provide and, in each case if required by the Committee, executed or electronically accepted by the Non-Employee Director receiving such award in the form and manner as required by the Committee. Each award agreement shall set forth the material terms and conditions of the award as established by the Committee consistent with the provisions of this Plan.

5.              VESTING AND FORFEITURE PROVISIONS OF RESTRICTED SHARES.

5.1     Each Restricted Share granted pursuant to paragraph 4 shall be initially a “Non-Vested Share” and shall be subject to transfer and forfeiture restrictions as set forth herein during the period (the “Restriction Period”) commencing on the Date of Grant of such Restricted Share and ending when such Restricted Share becomes a Vested Share, as provided herein.

5.2     Subject to the provisions of this Plan, the Restriction Period shall terminate with respect to Restricted Shares, whether issued pursuant to paragraph 4.1 or paragraph 4.2, and such Restricted Shares shall become “Vested Shares” in full on the earlier of (i) the day prior to annual meeting of stockholders of Newpark that next follows the Date of Grant or (ii) the one-year anniversary of the applicable Date of Grant of such Restricted Shares (the “Vesting Date”), provided that in each case the Non-Employee Director continues to serve as a director through and until the Vesting Date.

5.3     Unless otherwise determined by the Committee, in its sole discretion, upon the voluntary termination prior to the Vesting Date of the directorship of a Non-Employee Director who has served as a director of the Corporation for at least 60 consecutive months, the Restriction Period shall terminate with respect to Restricted Shares held by such Non-Employee Director, and such Non-Employee Director may retain all such Restricted Shares, subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such Restricted Shares.

5.4     Unless otherwise determined by the Committee, in its sole discretion, upon the termination of the directorship of a Non-Employee Director other than as set forth in paragraph 5.3 above, the Non-Employee Director may retain all Vested Shares held by such Non-Employee Director subject to any agreement between Newpark and such Non-Employee Director governing the transfer of such shares, and all Non-Vested Shares shall be immediately forfeited by the Non-Employee Director and reacquired by Newpark without any payment or other consideration, and the Non-Employee Director shall have no further rights with respect to such forfeited shares.

5.5     Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Non-Employee Director, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that Newpark retain physical possession of the certificates, and that the Non-Employee Director deliver a stock power to Newpark, endorsed in blank, relating to the Restricted Shares.

5.6     In addition to the transfer restrictions set forth in this Plan and any agreement between Newpark and a Non-Employee Director, which may apply to Vested Shares and Non-Vested Shares alike, Non-Vested Shares shall be subject to the following restrictions during the Restriction Period:

(a)     Non-Vested Shares shall be subject to forfeiture to Newpark as provided in paragraph 5.4 of this Plan.

(b)     None of the Non-Vested Shares (or any interest therein) may be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such Non-Vested Shares. The right to receive Restricted Shares and any other interests under this Plan may not be assigned by a Non-Employee Director, and any attempted disposition in violation of these restrictions shall be null and void.

(c)     Any additional Common Stock or other securities or property (other than cash) that may be issued with respect to Restricted Shares as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of this Plan and any applicable award agreement between Newpark and a Non-Employee Director.

(d)     The issuance of any Restricted Shares shall be subject to and contingent upon (i) completion of any registration or qualification of the Restricted Shares under any federal or state law or government rule or regulation that Newpark, in its sole discretion, determines to be necessary or advisable; and (ii) the delivery by the Non-Employee Director to Newpark of (A) any award agreement reasonably required by Newpark, and (B) the stock power referred to in paragraph 5.5.

5.7     Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, a Non-Employee Director holding Restricted Shares shall be entitled to receive (i) any regular cash distributions declared and paid with respect to the Restricted Shares, and (ii) any Common Stock distributed in connection with a stock split or stock dividend, and any other cash and property (including securities of Newpark and other issuers) distributed as a dividend, with respect the Restricted Shares. Such dividends and distributions shall be paid to the Non-Employee Director at the same time they are paid to all other stockholders of Newpark unless otherwise provided in the award agreement evidencing the award of Restricted Shares; provided that, if any such dividends or distributions are paid in Common Stock or other securities, such Common Stock or other securities shall be subject to the same restrictions and forfeiture conditions to the same extent as the Restricted Shares with respect to which such Common Stock or other securities have been distributed, and all references to Restricted Shares in this Plan or the applicable award agreement shall be deemed to include such Common Stock or other securities. To the extent dividends or distributions are withheld with respect to Restricted Shares that are forfeited, the dividends and distributions shall also be forfeited.

5.8     Unless otherwise set forth in the award agreement evidencing the award of Restricted Shares, all voting rights appurtenant to the Restricted Shares shall be exercisable by the Non-Employee Director.

5.9     Upon satisfaction of the terms and conditions specified in the award agreement evidencing the award of Restricted Shares that apply during a Restriction Period, (a) the Non-Employee Director shall be entitled to have the legend referred to in paragraph 5.5 removed from any certificate representing the Restricted Shares after the last day of the Restriction Period, and (b) if Newpark has retained possession of the certificates representing the Restricted Shares, Newpark shall promptly deliver such certificates to the Non-Employee Director. If the terms and conditions specified in the award agreement that apply during a Restriction Period have not been satisfied, the Restricted Shares subject to the award shall be forfeited and reacquired by Newpark in accordance with paragraph 5.4.

5.10     Each award of Restricted Shares, and all Restricted Shares granted or offered for sale hereunder, shall be subject to such additional terms and conditions not inconsistent with this Plan as are prescribed by the Committee and set forth in the applicable award agreement.

6.             SECURITIES LAW RESTRICTIONS.

6.1     Each Non-Employee Director acquiring Restricted Shares pursuant to an award under this Plan shall represent and agree with Newpark that: (a) such Non-Employee Director is acquiring Restricted Shares for investment purposes and not with a view to the distribution thereof; (b) no Restricted Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws; (c) each Restricted Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (d) Newpark may issue “stop transfer” instructions to its Transfer Agent and Registrar to comply with said securities law restrictions without liability; (e) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will timely file all reports required under federal securities laws; and (f) each Non-Employee Director will report all sales of Restricted Shares to Newpark in writing on a form prescribed by Newpark.

6.2     No Restricted Shares shall be resold by a Non-Employee Director unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Restricted Shares hereunder, but there may be times when no such Registration Statement will be currently effective. The resale of Restricted Shares may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. Newpark shall have no obligation to file any Registration Statement covering resales of Restricted Shares.

7.             ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

7.1     The maximum number of Restricted Shares that may be granted under this Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of 2.5% for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms) or a combination of shares of Common Stock or other like capital adjustment (a “Capital Adjustment”). Restricted Shares that are outstanding, whether Vested Shares or Non-Vested Shares, shall participate in the Capital Adjustment on the same terms as all other outstanding shares of the same class and series. If any Capital Adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, Newpark shall pay the holder of such award an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the Fair Market Value thereof (determined in the manner prescribed by paragraph 4.2(b)) on the date of such Capital Adjustment.

7.2     In the event of a Change in Control of Newpark, all outstanding Restricted Shares shall immediately become Vested Shares. The term “Change in Control” means the occurrence of any one of the following:

(a)     any election of directors of Newpark takes place (whether by the directors then in office or by the stockholders at a meeting or by written consent) and a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election;

(b)     one or more occurrences or events as a result of which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Newpark’s then outstanding securities;

(c)     a merger or consolidation of Newpark with, or an acquisition of Newpark or all or substantially all of its assets by, any other entity, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of Newpark immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than 12 months following the closing of such transaction; or

(d)     the stockholders of Newpark approve a plan of complete liquidation or dissolution of Newpark.

8.             WITHHOLDING TAXES.

Newpark shall have the right at the time of grant or vesting of any Restricted Share to make adequate provision for any federal, state, local or foreign taxes which it reasonably believes are or may be required by law to be withheld with respect to such grant or vesting (“Tax Liability”), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (a) by requiring the Non-Employee Director to tender a cash payment to Newpark, (b) by withholding from the Non-Employee Director’s cash compensation, or (c) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Restricted Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

9.             SECTION 16(B) OF THE EXCHANGE ACT.

This Plan is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Plan to the contrary, if the consummation of any transaction under this Plan, or the taking of any action by the Committee in connection with a Change in Control of Newpark, would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

10.           UNFUNDED PLAN.

This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the delivery of Restricted Shares in connection with an award, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general unsecured creditor of Newpark. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Restricted Shares with respect to awards hereunder.

11.           SECTION 409A OF THE CODE.

The Plan, the awards of Restricted Shares and rights related thereto are intended either to be exempt from or to comply with Section 409A of the Code and shall be construed, interpreted and administered in accordance with such intent. If any provision of this Plan contravenes any regulations or Department of Treasury guidance promulgated under Section 409A of the Code or could cause an award made hereunder to be subject to the interest and penalties under Section 409A of the Code, such provision of this Plan shall be modified to maintain, to the maximum extent practicable, the original intent of applicable provision without violating provisions of Section 409A of the Code.

12.           NO GUARANTEE OF TAX CONSEQUENCES.

Newpark makes no commitment or guarantee to any Non-Employee Director or any person claiming through or on behalf of such individual that any federal, state, local or other tax treatment will (or will not) apply or be available to any person under this Plan or with respect to Restricted Shares or other amounts due or payable hereunder and assumes no liability whatsoever for the tax consequences to any Non-Employee Director or any person claiming through or on behalf of such individual.

13.           AMENDMENTS AND TERMINATION.

The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority under this Plan without the consent of stockholders or Non-Employee Directors, except that any amendment or alteration to this Plan shall be subject to the approval of Newpark’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Non-Employee Director, no such Board action may materially and adversely affect the rights of such Non-Employee Director under any previously granted and outstanding award of Restricted Shares. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award of Restricted Shares theretofore granted and any award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Non-Employee Director, no such Committee action may materially and adversely affect the rights of such Non-Employee Director under such award. For purposes of clarity, any adjustments made to Restricted Shares pursuant to paragraph 7 of this Plan will be deemed not to materially and adversely affect the rights of any Non-Employee Director under any previously granted and outstanding Restricted Shares and therefore may be made without the consent of affected Non-Employee Directors.

14.           SUCCESSORS IN INTEREST.

The provisions of this Plan, the terms and conditions of any award of Restricted Shares, and the actions of the Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.

15.           OTHER DOCUMENTS.

All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on Newpark’s intranet (or other electronic medium controlled by Newpark to which the Non-Employee Director has access).

16.           NO RETENTION RIGHTS.

Neither the establishment of this Plan nor the awarding of Restricted Shares to a Non-Employee Director shall be considered to give the Non-Employee Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by this Plan.

17.           MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.

Notwithstanding any other provision of this Plan, all Non-Vested Shares held by a Non-Employee Director shall automatically be forfeited as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon forfeiture of Restricted Shares, such Non-Employee Director shall have no further rights or benefits under this Plan.

18.           TERM OF PLAN.

This Plan was adopted by the Board effective as of April 10, 2014 (the “Effective Date”). No Restricted Shares may be granted under this Plan after April 10, 2024, which date is 10 years from the date of the Board’s original adoption of this Plan.

19.           GOVERNING LAW.

This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflict of law principles.

20.           STOCKHOLDER APPROVAL OF PLAN.

No Restricted Shares shall be granted pursuant to this Plan unless and until the stockholders of Newpark have approved this Plan, and all other applicable legal requirements have been fully complied with.

21.           SEVERABILITY.

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any paragraph or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part thereof to the fullest extent possible while remaining lawful and valid.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 David C. Anderson 02 Anthony J. Best 03 G. Stephen Finley 04 Paul L. Howes 05 Roderick A. Larson
06 James W. McFarland, PhD 07 Gary L. Warren

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

	For	Against	Abstain
2. Approval, on a non-binding basis, of the named executive officer compensation described in the proxy statement.	☐	☐	☐
3. Approval of the Newpark Resources, Inc. 2014 Non-Employee Directors' Restricted Stock Plan.	☐	☐	☐
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

NEWPARK RESOURCES, INC.
Annual Meeting of Stockholders
May 22, 2014 10:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul L. Howes and Mark J. Airola, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEWPARK RESOURCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 22, 2014, at the The Marriott Woodlands Waterway Hotel, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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